                                                                Exhibit 4.03 (a)
                                                                ----------------

                          LOAN AND SECURITY AGREEMENT
                          ---------------------------

                              Loan No.: 00-10-195
                              Client Code: "OHR"

     THIS LOAN AND SECURITY AGREEMENT ("Agreement") is dated and effective as of December 15, 2000 ("Effective Date") by and between DVI Business Credit Corporation, a Delaware corporation ("Lender"), and Occupational Health + Rehabilitation Inc, a Delaware corporation ("OHR"); CM Occupational Health, Limited Liability Company ("CM"), a Maine limited liability company; OHR-SSM, LLC ("OHR-SSM"), a Missouri limited liability company; Occupational Health Connection LLC ("OHC"), a New York limited liability company (sometimes collectively referred to herein as the "Borrowers" and individually as a "Borrower").

                                   RECITALS

     The Borrowers are all affiliate entities by common ownership, and, accordingly each Borrower desires to have the availability of one common credit facility instead of separate credit facilities. Each Borrower has requested that Lender extend such a common credit facility in the amount and on the terms herein provided. Each Borrower acknowledges that Lender will be lending against, and relying on a lien upon, all of its assets even though the proceeds of any particular loan made hereunder may not be advanced directly to such Borrower, and that such Borrower will nevertheless benefit by the making of all such loans by Lender and the availability of a single credit facility of a size greater than each could independently warrant.

                                   SECTION 1
                                  DEFINITIONS
                                  -----------

          Section 1.1. Specific Definitions The following definitions shall apply:

          "Account Debtors" shall mean any Borrower's obligors and all other
           ---------------
Persons who are or become obligated or indebted to any Borrower in any manner, whether directly or indirectly, primarily or secondarily, contingently or otherwise, with respect to Accounts.

          "Accounts" means all accounts, accounts receivable, monies and debt
           --------
obligations in any form owing to any Borrower (whether arising in connection with contracts, contract rights, instruments, general intangibles or chattel paper) arising out of the rendition of services by said Borrower whether or not earned by performance and all other amounts due under any contract listed on
Schedule 6.1.
------------

          "Additional Term" shall have the meaning specified in Section 2.8.
           ---------------                                      -----------

          "Advance" shall mean an advance of loan proceeds constituting all or a
           -------
part of the Loan.

          "Aggregate Borrowing Base" shall mean, as of any date of
           ------------------------
determination, an amount equal to the sum of the CM Borrowing Base, the OHC Borrowing Base, the OHR Borrowing Base, and the OHR-SSM Borrowing Base.

          "Baptist Hospital Contract Liability" means amounts payable by OHR
           -----------------------------------
pursuant to Section 1(b) under that certain Services Agreement effective October 1, 2000 between OHR and Baptist Convenient Care Centers, Inc. and Baptist Care Centers, Inc.

          "Borrower and Borrowers" shall have the respective meanings assigned
           ----------------------
to them in the Recitals to the Agreement.

          "Borrower's Books" shall mean all of any Borrower's books and records
           ----------------
including but not limited to: minute books; ledgers; records indicating, summarizing or evidencing any Borrower's assets, liabilities and the

Accounts; all information relating to any Borrower's business operations or financial condition; and all computer programs, disk or tape files, printouts, runs and other computer-prepared information and the equipment containing such information; provided, however, that confidential patient records shall not be included therein, except to the extent otherwise provided by law.

          "Borrowing Base" shall mean, as the context may require, the CM
           --------------
Borrowing Base, the OHC Borrowing Base, the OHR Borrowing Base, the OHR-SSM Borrowing Base or any such Borrowing Base.

          "Business Day" shall mean any day other than Saturdays, Sundays, legal
           ------------
holidays designated by Federal law, and any other day on which the Federal Reserve or Lender is closed.

          "CM" shall mean CM Occupational Health, Limited Liability Company, a
           --
Maine limited liability company.

          "CM Borrowing Base" shall mean on the date of determination thereof,
           -----------------
an amount equal to the lesser of (i) the sum of eighty-five percent (85%) of the Net Collectible Value of CM's Eligible Accounts, or (ii) the aggregate total of the monthly Accounts collections for CM over the immediately preceding three (3) month period.

          "Closing Date" shall mean the date of the first Advance of the Loan.
           ------------

          "Collateral" shall have the meaning specified in Section 3.1.
           ----------                                      -----------

          "Credit Limit" shall have the meaning specified in Section 2.1.
           ------------                                      -----------

          "DVIFS" shall mean DVI Financial Services Inc., a Delaware
           -----
corporation.

          "DVIFS Documents" shall mean any and all documents now existing or
           ---------------
hereafter executed between DVIFS and any Borrower or any related entities of any Borrower.

          "Default Interest Rate" shall have the meaning specified in Section
           ---------------------                                      -------
2.10(b).
-------

          "Distribution" shall mean, with respect to any Ownership Interests or
           ------------
any warrant or right to acquire Ownership Interests or any other equity security, (i) the retirement, redemption, purchase or other acquisition, directly or indirectly, for value by the issuer of any such Ownership Interests, except to the extent that the consideration therefor consists of additional Ownership Interests, (ii) the declaration or (without duplication) payment of any dividend in cash, directly or indirectly, on or with respect to any such Ownership Interests, (iii) any investment in the holder of five percent (5%) or more of any such Ownership Interests if a purpose of such investment is to avoid characterization of the transaction as a Distribution, and (iv) any other cash payment constituting a distribution under applicable laws with respect to such Ownership Interests.

          "Drawdown Request Form" shall have the meaning specified in Section
           ---------------------                                      -------
2.5.
---

          "EBITDA" shall have the meaning specified in Section 9.20(b).
           ------                                      ---------------

          "Eligible Accounts" shall mean any Borrower's Specified Third Party
           -----------------
Accounts and Institutional Accounts which are not otherwise Ineligible Accounts, arising in the ordinary course of any Borrower's business from the rendering of patient services which are generated by Borrower or assigned to Borrower and which Lender, in its sole credit judgment, deems to be an Eligible Account. To be an Eligible Account, such Account must, among other things, not be an Ineligible Account, be subject to Lender's perfected first priority security interest and no other Lien other than a Permitted Lien, and must be evidenced by an invoice or other documentary evidence acceptable to Lender.

          "Event of Default" shall have the meaning specified in Section 10
           ----------------                                      ----------
hereof.

          "Fair Value" means (i) with respect to any Borrower's assets, if Net
           ----------
Fair Value is being determined as of a date on or prior to the first anniversary of the date hereof, the lower of (1) the value of such assets as determined in accordance with Bankruptcy Code (S).548 or (2) the value of such assets as determined in accordance with the state fraudulent conveyance or fraudulent transfer law that would be applicable to the determination whether the obligations and/or the security interest relating thereto would constitute a fraudulent conveyance or a fraudulent transfer (the "Applicable State Law"),
(ii) with respect to any Borrower's assets, if Net Fair Value is being determined as of a date after the first anniversary of the date hereof, the value of such assets as determined in accordance with the Applicable State Law,
(iii) with respect to any Borrower's liabilities, if Net Fair Value is being determined as of a date on or prior to the first anniversary of the date hereof, the lower of (1) the value of such liabilities as determined in accordance with Bankruptcy Code (S).548 or (2) the value of such liabilities as determined in accordance with the Applicable State Law, and (iv) with respect to any Borrower's liabilities, if Net Fair Value is being determined as of a date after the first anniversary of the date hereof, the value of such liabilities as determined in accordance with the Applicable State Law.

          "Fixed Charge Coverage" shall have the meaning specified in Section
           ---------------------                                      -------
9.20(b).
-------

          "Fixed Charges" shall have the meaning specified in Section 9.20(b).
           -------------                                      ---------------

          "GAAP" means generally accepted accounting principles, consistently
           ----
applied.

          "Governmental Authority" shall mean any governmental or political
           ----------------------
subdivision or any agency, authority, bureau, central bank, commission, department or instrumentality thereof, or any court, tribunal, grand jury or arbitrator, in any case whether foreign or domestic.

          "Guarantor" shall mean a guarantor of any of the Obligations.
           ---------

          "Health Care Laws" shall mean all federal, state and local laws
           ----------------
specifically relating to health care providers and health care services, including, but not limited to, Section 1877(a) of the Social Security Act as amended by the Omnibus Budget Reconciliation Act of 1993, 42 USC (S) 1395nn.

          "Indebtedness" of a Person shall mean (i) all items (except items of
           ------------
capital stock, including OHR's Series A Convertible Preferred Stock, of capital or paid-in surplus, of retained earnings, or of Minority Interest) which, in accordance with GAAP, would be included in determining total liabilities as shown on the liability side of the balance sheet of such Person as of the date as of which Indebtedness is to be determined, including any lease which, in accordance with GAAP would constitute indebtedness; (ii) all indebtedness secured by any mortgage, pledge, security, lien or conditional sale or other title retention agreement to which any property or asset owned or held by such Person is subject, whether or not the indebtedness secured thereby shall have been assumed; and (iii) all indebtedness of others which such Person has directly or indirectly guaranteed, endorsed (otherwise than for the collection or deposit in the ordinary course of business), discounted or sold with recourse or agreed (contingently or otherwise) to purchase or repurchase or otherwise acquire, or in respect of which such Person has agreed to supply or advance funds (whether by way of loan, stock, equity or other Ownership Interest purchase, capital contribution or otherwise) or otherwise to become directly or indirectly liable.

          "Ineligible Account" shall mean any Account:
           ------------------

          (i) which if a Specified Third Party Account, remains unpaid for more than one-hundred seventy (170) days from the date of invoice but not to exceed one hundred eighty (180) days from the date of service;

          (ii) which if an Institutional Account, remains unpaid for more than one-hundred seventy (170) days from the date of invoice but not to exceed one hundred eighty (180) days from the date of service;

          (iii) for which any covenant, representation or warranty contained in this Agreement with respect to such Account has been breached, including but not limited to those in Section 5.2 hereof;
                                 -----------

          (iv) for which the Account Debtor is also any Borrower's creditor, or has disputed liability with respect to such Account, or has made any claim with respect to any other Account due from such Account Debtor to said Borrower, or the Account otherwise is or may become subject to any right of setoff by the Account Debtor, to the extent of any offset, dispute or claim;

          (v) for which the Account Debtor: ceases or suspends business; makes a general assignment for the benefit of creditors; becomes insolvent or voluntarily or involuntarily becomes subject to the federal bankruptcy code, any state insolvency law or any similar law; or any receiver is appointed for any of such Account Debtor's assets;

          (vi) which arises from an Account Debtor which is not a commercial or institutional entity or is not a resident of the United States or Canada;

          (vii)  which is a contra account;

          (viii) to the extent such Account consists of patient self-pay amounts;

          (ix) for which a bill, invoice or other similar written statement has not been issued by Borrower; or

          (x) which Lender deems to be ineligible in its sole credit judgment.

          "Initial Term" shall have the meaning specified in Section 2.8.
           ------------                                      -----------

          "Institutional Accounts" means any Borrower's Accounts arising under
           ----------------------
contracts with hospitals, nursing homes, other similar health service providers, and Accounts arising from employers for services rendered on behalf of their employees.

          "Lender" shall mean DVI Business Credit Corporation, a Delaware
           ------
corporation.

          "Lender Expenses" shall mean (i) all costs or expenses (including,
           ---------------
without limitation, taxes and insurance premiums) required to be paid by Borrowers under this Agreement or under any of the other Loan Documents that are paid or advanced by Lender; (ii) filing, recording, publication and search fees paid or incurred by Lender in connection with Lender's transactions with any Borrower; (iii) costs and expenses incurred by Lender to correct any Event of Default or enforce any provision of the Loan Documents or in gaining possession of, maintaining, handling, preserving, storing, shipping, selling, and preparing for sale or advertising to sell the Collateral, whether or not a sale is consummated, after the occurrence of an Event of Default; (iv) costs and expenses of suit incurred by Lender in enforcing or defending the Loan Documents or any portion thereof; (v) costs and expenses incurred by Lender to convert any data submitted to Lender by any Borrower to an acceptable form; and (vi) Lender's reasonable attorneys' fees and expenses incurred (before or after execution of this Agreement) in advising Lender with respect to, or in structuring, drafting, reviewing, negotiating, amending, terminating, enforcing, defending or otherwise concerning, the Loan Documents or any portion thereof, irrespective of whether suit is brought.

          "Lien" shall mean any security interest, mortgage, pledge, assignment,
           ----
lien or other encumbrance of any kind, including any interest of a vendor under a conditional sale contract or consignment and any interest of a lessor under a capital lease.

          "Lien Account" shall mean an Eligible Account arising out of a
           ------------
worker's compensation or personal injury claim as to which the liability of a commercial insurance company which is an Account Debtor on a Specified Third Party Account is being disputed, litigated or contested and which will be payable by such Account Debtor if the outcome of the dispute, litigation or contest upholds the liability of such Account Debtor.

          "Loan" shall mean, at any time, the aggregate amount of Advances
           ----
outstanding to any Borrower or to all Borrowers.

          "Loan Availability" shall mean the Total Credit Limit, minus the
           -----------------                                     -----
aggregate Advances and other Obligations outstanding under this Agreement.

          "Loan Documents" shall mean (i) this Agreement; (ii) the Lock Box
           --------------
Agreement; (iii) the Note; (iv) the DVIFS Documents, and (v) all pledges, mortgages, security agreements, guaranties, assignments, subordination agreements, and any future or additional documents, certificates, writings, agreements, instruments, or financing statements executed under the terms of this Agreement, such other agreements, or any amendments or modifications hereto or thereto.

          "Lock Box Agreement" shall mean those certain Lock Box Agreements
           ------------------
between any Borrower and lock box servicer(s) ("Servicer(s)") chosen by and otherwise acceptable to Lender and Borrowers and the letter of instructions with respect thereto among Lender, any Borrower and Servicer.

          "Maximum Leverage Coverage Ratio" shall have the meaning specified in
           -------------------------------
Section 9.20(b).
---------------

          "Minority Interest" shall mean the share of losses (profits) of
           -----------------
minority investors in certain joint ventures with OHR, more particularly defined and referred to in OHR's consolidated financial statements.

          "Net Collectible Percentage" shall mean the percentages described on
           --------------------------
Exhibit A attached hereto. The Net Collectible Percentage is defined as the
---------
ratio, expressed as a percentage, of (i) the cash collected on selected Eligible Accounts in a selected payor class to (ii) amounts of said Eligible Accounts recorded in Borrower's Books at the time said Eligible Accounts were initially billed. The Net Collectible Percentage may change from time to time in Lender's sole and absolute discretion, written notification of which shall be given to each Borrower by Lender.

          "Net Collectible Value" shall mean, for each type of Eligible Account,
           ---------------------
the Net Collectible Percentage times the aggregate current outstanding amount for such type of Eligible Account.

          "Net Fair Value" the amount by which the Fair Value of any Borrower's
           --------------
assets exceeds the Fair Value of said Borrower's liabilities (including contingent liabilities).

          "Note" shall have the meaning specified in Section 2.3.
           ----                                      -----------

          "OHC" shall mean Occupational Health Connection LLC, a New York
           ---
limited liability company.

          "OHC Borrowing Base" shall mean on the date of determination thereof,
           ------------------
an amount equal to the lesser of (i) the sum of eighty-five percent (85%) of the Net Collectible Value of OHC's Eligible Accounts, or (ii) the aggregate total of the monthly Accounts collections for OHC over the immediately preceding three
(3) month period.

          "OHR" shall mean Occupational Health + Rehabilitation Inc, a Delaware
           ---
corporation.

          "OHR Borrowing Base" shall mean on the date of determination thereof,
           ------------------
an amount equal to the lesser of (i) the sum of eighty-five percent (85%) of the Net Collectible Value of OHR's Eligible Accounts, or (ii) the aggregate total of the monthly Accounts collections for OHR over the immediately preceding three
(3) month period.

          "OHR-SSM" shall mean OHR-SSM, LLC, a Missouri limited liability
           -------
company.

          "OHR-SSM Borrowing Base" shall mean on the date of determination
           ----------------------
thereof, an amount equal to the lesser of (i) the sum of eighty-five percent (85%) of the Net Collectible Value of OHR-SSM's Eligible Accounts, or (ii) the aggregate total of the monthly Accounts collections for OHR-SSM over the immediately preceding three (3) month period.

          "Obligations" means all obligations (monetary or otherwise) of
           -----------
Borrowers, and each of them, (and/or any of their subsidiaries and affiliates) to Lender (and any of its subsidiaries and affiliates), arising under or in connection with this Agreement, the Note, any other Loan Document, or any other agreement now or hereafter executed by Borrowers, and each of them, (or any of their subsidiaries or affiliates) and delivered to Lender (and any of its subsidiaries and affiliates), whether such obligations are primary or secondary, joint or several, direct, contingent, fixed or otherwise, secured or unsecured. Obligations will include, without limitation, any third party claims against any Borrower (or any of its subsidiaries or affiliates) satisfied or acquired by Lender. Obligations will also include all obligations of Borrowers, and each of them, to pay to Lender: (a) any and all Lender Expenses; and (b) any other indebtedness or liability of Borrowers, and each of them, to Lender, whether direct or indirect, absolute or contingent, now or hereafter arising.

          "On-site Audit" shall have the meaning specified in section 5.4(e).
           -------------

          "Ownership Interests" shall mean, with respect to any Person, as
           -------------------
applicable, shares of stock, partnership interests, membership interests, or other equity security or other ownership interests therein including, but not limited to, OHR Series A Convertible Preferred Stock.

          "Permitted Liens" shall mean (i) Liens for property taxes and
           ---------------
assessments or governmental charges or levies and Liens securing claims or demands of mechanics and materialmen, provided that payment thereof is not yet due or is being contested as permitted in this Agreement; (ii) Liens of or resulting from any judgment or award, the time for the appeal or petition for rehearing of which has not expired, or in respect of which any Borrower is in good faith prosecuting an appeal or proceeding for a review and in respect of which a stay of execution pending such appeal or proceeding for review has been secured; (iii) Liens and priority claims incidental to the conduct of business or the ownership of properties and assets (including warehouse's and attorney's Liens and statutory landlord's Liens); deposits, pledges or Liens to secure the performance of bids, tenders, or trade contracts, or to secure statutory obligations; and surety or appeal bonds or other Liens of like general nature incurred in the ordinary course of business and not in connection with the borrowing of money; provided that in each case the obligation secured is not overdue or, if overdue, is being contested in good faith by appropriate actions or proceedings; and further provided that any such warehouse's or statutory landlord's Liens have been subordinated to the Liens of Lender in a manner satisfactory to Lender; (iv) Liens existing on the date of this Agreement that secure Indebtedness of any Borrower outstanding on such date and that are disclosed on Schedule 1.1 hereto; (v) Liens in favor of Lender or DVIFS granted
             ------------
under the Loan Documents; and (vi) purchase money liens or capitalized leases, provided that: (1) the property subject to any of the foregoing is acquired or leased by Borrower in the ordinary course of its business and the lien on any such property is created contemporaneously with such acquisition, and (2) the purchase money indebtedness or capitalized lease obligations shall only be secured by the property so acquired or leased.

          "Person" shall mean an individual, corporation, partnership, limited
           ------
liability company, trust, unincorporated association, joint venture, joint-stock company, government (including political subdivisions), Governmental Authority or any other entity.

          "Proceeds" shall mean all proceeds and products of Collateral and
           --------
documents covering Collateral; all property received wholly or partly in trade or exchange for Collateral; all claims against third parties arising out of damage, destruction or decrease in value of the Collateral; all leases of Collateral; and all rents, revenues, issues, profits and proceeds arising from the sale, lease, license, encumbrance, collection or any other temporary or permanent disposition of the Collateral or any interest therein.

          "Reference Rate" means the variable rate of interest, per annum,
           --------------
published by The Wall Street Journal as the "Prime Rate". The Reference Rate is
             -----------------------
nothing more nor less than an index for determining the interest rate payable under the terms of this Agreement. The Reference Rate is not necessarily the lowest or best rate actually charged by Lender to any customer. In the event The
                                                                             ---
Wall Street Journal ceases to publish the "Prime Rate", Lender may substitute
-------------------
any similar index for the Reference Rate.

          "Renewal Fee" shall have the meaning specified in Section 2.8.
           -----------                                      -----------

          "Specified Third Party Accounts" means Accounts of Borrowers which
           ------------------------------
arise from commercial insurance payors, Medicare, Medicaid, HMO/PPO payors, industrial authorized payors, and Lien Accounts; provided, however that notwithstanding anything herein to the contrary, Lien Accounts shall never exceed twenty percent (20%) of the Borrowing Base.

          "Subordinate Obligations" shall mean all Indebtedness of OHR
           -----------------------
subordinated to the Obligations pursuant to subordination and/or intercreditor agreements in form satisfactory to Lender, including, but not limited to, the following Subordinated Promissory Notes: New England Occupational Health Services, P.C.; Allen, Hetman & Mercia, M.D.s Inc., dba Immediate Health Care Center; Baystate Health System Health Services, Inc.; Southern New Hampshire Medical Center; Business Health Management, P.C.; Industrial Rehabilitation Associates, Inc.; Baystate Medical Center, Inc.; Kent/OH+R, LLC; and OH+R/Baystate, LLC.

          "Tangible Net Worth" shall mean, with respect to OHR at any date,
           ------------------
owner's equity plus the Baptist Hospital Contract Liability, the Minority
               ----
Interests, Subordinate Obligations otherwise permitted hereunder, and the redemption value of OHR's Series A Convertible Preferred Stock after exercise of the right of redemption, less deposits, goodwill, patents,
                                     ----
trademarks, copyrights, franchises, formulas, leasehold interests, leasehold improvement, non-compete agreements, engineering plans, deferred tax benefits, organization costs, prepaid items, and any other assets of OHR that would be treated as intangible assets on OHR's consolidated balance sheet prepared in accordance with GAAP.

          "Termination Date" shall mean the last day of any term as to which a
           ----------------
written notice of non-renewal pursuant to Section 2.8 has been received.

          "Total Credit Limit" shall have the meaning specified in Section 2.1
           ------------------                                      -----------
hereof.

          "Total Loan" means $8,000,000 which represents the sum of the loan
           ----------
amount under the DVIFS Documents and the Credit Limit under this Agreement.

          "Unmatured Default" shall mean any event or condition that, with
           -----------------
notice, passage of time, or a determination by Lender or any combination of the foregoing would constitute an Event of Default.

          Section 1.2. Generally Accepted Accounting Principles and Uniform Commercial Code All financial terms used in this Agreement, other than those defined in this Section 1, have the meanings accorded to them under GAAP. All
                ---------
other terms used in this Agreement, other than those defined in this Section 1,
                                                                     ---------
have the meanings accorded to them in the Uniform Commercial Code as enacted in any applicable jurisdiction, including any and all amendments and/or revisions thereto ("UCC").

          Section 1.3. Construction Neither this Agreement nor any uncertainty or ambiguity herein shall be construed or resolved against Lender or any Borrower, whether under any rule of construction or otherwise. On the contrary, this Agreement has been reviewed by each of the parties and its counsel and shall be construed and interpreted according to the ordinary meaning of the words used so as to accomplish the purposes and intentions of all parties hereto fairly.

                                   SECTION 2
                                     LOAN
                                     ----

          Section 2.1. The Loan Subject to the terms and conditions and relying on the representations and warranties set forth herein, Lender agrees to make Advances to Borrowers from time to time, until the Termination Date, in an aggregate amount not to exceed the lesser of (a) Seven Million Two Hundred Fifty Thousand Dollars ($7,250,000) (the "Credit Limit"), and (b) the Aggregate Borrowing Base (the lesser of (a) and (b) hereafter referred to as the "Total Credit Limit"). Any Loan outstanding to any Borrower shall not exceed at any time that Borrower's separate Borrowing Base. Lender shall not be required to make any Advances if there exists any Event of Default or Unmatured Default. Within the limits of the Loan Availability and until the Termination Date, Borrowers may borrow, make repayments and reborrow pursuant to Section 2.5 and
Section 2.7. If, at any time, the aggregate Advances and other Obligations outstanding exceed the Total Credit Limit, then Borrowers, and each of them, shall immediately pay to Lender a sum sufficient to reduce the Advances and other Obligations outstanding to an amount not greater than the Total Credit Limit. This is an agreement regarding the extension of credit, and not the provision of goods or services. The amount of each Advance and payment of principal amounts received by Lender shall be recorded in the books and records of Lender, which books and records shall, in the absence of manifest error, be conclusive as to the outstanding balance of and other information relating to any Loans. Any obligation of Lender to make Advances shall terminate, and the amount of all Loans then outstanding shall mature and be repaid by Borrowers, without further action on the part of Lender, on the Termination Date.

          Section 2.2. Mandatory Repayment If at any time and for any reason the aggregate amount of outstanding Loans exceeds the Borrowing Base, Borrowers will, immediately upon demand, repay an amount of the Loans made to it by Lender hereunder equal to such excess. In addition, Borrowers shall immediately pay Lender whatever sums may be necessary from time to time to remain in compliance with the Credit Limit, as such limit may change from time to time, including, without limitation, as a result of any Collateral no longer being deemed an Eligible Account, or as a result of any change in the amount of any Eligible Account.

          Section 2.3. Note All Loans made by the Lender under this Agreement shall be evidenced by, and repaid with interest in accordance with, a single promissory note executed by each Borrower in substantially the form of Exhibit B duly completed, in the original principal amount equal to the initial Credit Limit, dated the Effective Date, payable to the Lender and maturing on the Termination Date (the "Note"). Lender shall be entitled at any time to endorse
                       ----
on a schedule attached to the Note the amount and type of each Advance and information relating thereto.

          Section 2.4. The Borrowing Base On a weekly basis the Borrowing Bases will be recalculated by adding weekly billings to the prior week's Eligible Accounts and subtracting weekly deposits and adjustments, and then multiplying this amount by the Net Collectible Percentage. The Borrowing Bases shall be calculated on the basis of the reports delivered to Lender pursuant to
Section 5.4. To the extent any Borrower fails to deliver its weekly Borrowing
-----------
Base report to Lender, such Borrower's Borrowing Base shall be reduced by the full amount of all lock box collections related to that Borrower.

          Section 2.5. Notice of Borrowing Whenever any Borrower desires to borrow under Section 2.1, said Borrower shall deliver to Lender a "Drawdown
             -----------                                           --------
Request Form", in a form reasonably satisfactory to Lender, signed by an
------------
authorized officer of said Borrower no later than 2:00 p.m. Pacific Standard Time at least one (1) Business Day in advance of the proposed funding date. The Drawdown Request Form shall specify (a) the funding date (which shall be a Business Day) with respect to the requested Loan and (b) the amount of the proposed Advance.

          Section 2.6.   Loan Proceeds

          (a) The proceeds of the Loan shall be used by Borrowers to pay off Borrowers' line of credit with Fleet National Bank and the remaining balance to be used solely for the financing of Borrowers' ordinary working capital and general corporate needs. The parties intend that all indebtedness incurred hereunder shall be governed exclusively by the terms of this Agreement and the other Loan Documents, and shall not, unless requested by Lender, be evidenced by notes or other evidences of indebtedness except for the Note. Upon any such request, each Borrower will immediately execute and deliver any such note or other evidence reasonably requested by Lender. Any fees, charges or expenses charged to Lender by any bank for payments made by Lender at any Borrower's request shall be immediately payable by said Borrower.

          (b) Notwithstanding the restrictions on the use of the Loan proceeds set forth in Section 2.6(a) above and provided that no Event of Default or
             --------------
Unmatured Default has occurred and is continuing, OHR may, up to and including the Termination Date, disburse Loan proceeds not to exceed an aggregate sum of Five Hundred Thousand Dollars ($500,000) to the following joint ventures affiliated with OHR: (i) Kent/OH+R, LLC; (ii) OHR/MMC, Limited Liability Company; and/or (iii) OHR/Baystate LLC. Said affiliated joint ventures shall utilize said proceeds solely for the financing of said joint ventures' ordinary working capital and general corporate needs. Further notwithstanding the restrictions on the use of the Loan Proceeds set forth in Section 2.6(a) above
                                                          --------------
and provided that no Event of Default or Unmatured Default has occurred and is continuing, OHR may, up to and including the Termination Date, disburse Loan proceeds in amounts and to other joint ventures, in which OHR is a joint venturer, acceptable to and approved by Lender in Lender's sole and absolute discretion.

          Section 2.7.   Loan Repayment Via Lock Box/Servicer Account.

          (a)  Generally. Each Borrower shall execute the Lock Box Agreement
               ---------
which provides for the receipt and processing of all Account payments, whether or not such payments are for Eligible or Ineligible Accounts. Each Borrower shall irrevocably direct all payors to remit payment to the Servicer's post office box in Lender's name and control. Prior to funding and upon receipt of the lock box post office box number(s), each Borrower shall provide Lender re-direct letters (in a form satisfactory to Lender) to all of Borrower's payors on Borrower's letterhead, including envelopes for Lender to process and mail (Lender will add postage which shall be charged to Borrower). The Lock Box Agreement provides for the Servicer to deposit daily all receipts of the post office boxes into deposit accounts, with payor receipts paid into an account subject to Lender's control; such accounts shall be (x) at a financial institution acceptable to Lender, and (y) governed by terms and conditions acceptable to Lender. Upon collection, deposits (net of fees) shall be applied to reduce the Loan balance including Advances, interest, fees, all charges and other payments, if applicable, in such order and manner as Lender shall determine, in its sole discretion, Borrowers hereby waiving any right to direct the application of such funds. The foregoing notwithstanding, solely for purposes of interest calculation hereunder, upon collection, all amounts (net of fees) will be credited by Lender to each Borrower's account two (2) Business Days after good funds have been deposited into Lender's account. Deposits/receipts will reduce the Borrowing Bases in accordance with Section 2.4
                                                                     -----------
above. Any receipts (net of such Servicer's fees) remaining after all such payments to Lender will be paid to Borrowers within 24 hours of request. Borrowers shall bear all charges for establishing and maintaining the post office box accounts and all bank charges for such deposit accounts. Any Borrower's use of any Lock box Servicer other than one Lender has approved, shall be at the discretion of Lender, and shall be subject to additional fees and charges as Lender shall determine. Lender shall deduct from the deposit accounts all sums any Borrower owes to it hereunder, including fees, interest, reimbursements and principal payments. Any Obligations not paid by such deduction shall be satisfied by direct payment to Lender at its address specified in Section 13.5 hereof. Any amounts hereunder not paid as agreed shall
             ------------
be assessed a late payment penalty of five percent (5%).

          (b)  No Commingling, Etc. Subject to Section 2.7(a), all funds
               -------------------
deposited in the lock-box or any such account immediately shall become the property of Lender and any disbursements of the proceeds in the lock-box or any such account will only be made to Lender. Lender assumes no responsibility for such lock-box arrangement, including, without limitation, any claim of accord and satisfaction or release with respect to deposits which any banks accept thereunder. All remittances which any Borrower receives in payment of any Accounts, and the proceeds of any of the other Collateral, shall be: (i) kept separate and apart from each Borrower's own funds so that they are capable of identification as Lender's property; (ii) held by each Borrower as trustee of an express trust for Lender's benefit; and (iii) immediately deposited in such accounts designated by Lender. All proceeds received or collected by Lender with respect to Accounts, and reserves and other property of any Borrower in possession of Lender at any time or times hereafter, may be held by Lender without interest to any Borrower until all Obligations are paid in full or applied by Lender on account of the Obligations. Lender may release to any Borrower such portions of such reserves and proceeds as Lender may determine. Lender has no duty to protect, insure, collect or realize upon the Accounts to preserve rights in them.

          (c)  DVIFS Payments. Provided each Borrower has sufficient Loan
               --------------
Availability and Lender has determined that neither an Event of Default nor an Unmatured Default shall have occurred and be continuing as of the date of such Advance, Lender shall make payments to DVIFS on behalf of Borrowers in accordance with the terms of the DVIFS Documents. Borrowers agree that each payment made in accordance with the DVIFS Documents shall constitute an Advance under this Agreement.

          Section 2.8.   Term of Agreement; Termination.

          (a)  Term. The term of this Agreement is three (3) years from the
               ----
Effective Date ("Initial Term") and is non-cancelable. This Agreement shall be renewed for consecutive one (1) year terms ("Additional Term") unless this Agreement is terminated, effective as of the last day of a term, by written notice by Lender or Borrower no later than thirty (30) days before the expiration of such term. All of Lender's obligations, responsibilities and duties shall cease upon the date of termination of this Agreement, except for its obligation to remit excess receipts from the lock box deposit accounts in accordance with the terms of this Agreement. To the extent this Agreement is renewed after the Initial Term, Borrower shall pay Lender a renewal fee equal to one third of one percent of the Credit Limit at the time of the renewal for each additional one (1) year term. Said renewal fee shall be due and payable at the end of such Initial Term and any Additional Term.

          (b)  Termination Privilege. Despite anything to the contrary in
               ---------------------
Section 2.8(a) of this Agreement, this Agreement may be terminated by Borrower
--------------
at any time upon thirty (30) days prior written notice and payment to Lender of the following sum (in addition to payment of all Obligations, whether or not by their terms then due), which sum represents liquidated damages for the loss of the bargain and not as a penalty, and the same is hereby acknowledged by
Borrower: an amount equal to (i) three percent (3.0%) of the Credit Limit if such termination occurs within the first year of the term hereof, (ii) two percent (2.0%) of the Credit Limit if such termination occurs within the second year of the term hereof, and (iii) one percent (1.0%) of the Credit Limit if such termination occurs at any time after the second year of the term hereof. This sum will also be paid by Borrower if this Agreement is terminated on account of an Event of Default.

          (c)  Effect of Termination. Borrower will not be relieved from any
               ---------------------
Obligations to Lender arising out of Lender's advances or commitments made before the effective termination date of this Agreement. Lender will retain all of its rights, interests and remedies hereunder until Borrower has paid all of Borrower's Obligations to Lender. All waivers set forth within this Agreement will survive any termination of this Agreement.

          Section 2.9. Lender's Fees In addition to any other fees set forth herein or in any other Loan Document, Borrowers shall pay to Lender the following fees. Once received by Lender, no such fee shall be refundable by Lender for any reason. Such fees will be deducted, when due, from collections deposited in accordance with Section 2.7 hereof, as applicable.
                             -----------

          (a)  Origination Fee. Upon execution hereof, Borrowers shall pay
               ---------------
Lender an origination fee equal to one percent (1.0%) of the Total Loan, less $22,500 currently on deposit, net of expenses. An additional origination fee will be charged on any incremental increase to the Total Loan at the same origination percentage.

          (b)  Monthly Administration Fee. On the first day of each month
               --------------------------
following the Effective Date, Borrowers shall pay Lender a monthly administration fee of Nine Hundred Dollars ($900). Increases to the Credit Limit during the term will result in an incremental increase in the monthly administration fee proportionate to the percentage increase in the Credit Limit.

          (c)  Unutilized Loan Fee. On or before the first day of each month
               -------------------
following the Effective Date, Borrowers shall pay Lender an unutilized loan fee equal to one half of one percent (.5%) per annum of the difference between the Credit Limit and the average outstanding Loan amount as of the previous month.

          (d)  Audit Fee. Each Borrower shall pay Lender an audit fee in an
               ---------
amount equal to Seven Hundred Fifty Dollars ($750) per person per day plus out of pocket expenses for each audit of such Borrower performed by Lender subsequent to the Closing Date hereunder. Borrowers agree that such fee is not interest but rather reimburses Lender for its allocated overhead expenses incurred in conducting such audits.

          Section 2.10.  Interest on the Loans

          (a)  Generally. All Advances shall bear interest on the unpaid
               ---------
principal amount thereof from the date made until paid in full at a fluctuating rate equal to the Reference Rate plus one percent (1.0%) per annum. Interest shall be payable monthly in arrears on the first day of each month for the preceding month. Interest shall be calculated on the basis of a year of 360 days, but for the actual number of days elapsed. Interest accrued but not paid pursuant to Section 2.7 shall be treated as an Advance, added to the principal
            -----------
amount of the Obligations and thereafter bear interest at the applicable rate provided in this Agreement.

          (b)  Default Interest Rate. If an Event of Default occurs, and unless
               ---------------------
and until cured, Lender may without prior demand, raise the rate of interest accruing on the disbursed unpaid principal balance of any Loan by four percentage points (4%) above the rate of interest otherwise applicable (the "Default Interest Rate"), whether or not Lender elects to accelerate the unpaid
 ---------------------
principal balances as a result of an Event of Default. Lender will use reasonable efforts to attempt to notify Borrowers before imposing the Default Interest Rate permitted by this Section, but its failure so to do shall not in any way limit or impair its rights hereunder.

          (c)  Interest Rate After Certain Events; Judgments. If a judgment is
               ---------------------------------------------
entered against any Borrower for sums due under any of the Obligations, as applicable, the amount of the judgment entered (which may include principal, interest, reasonable attorneys' fees and costs) shall bear interest at the Default Interest Rate, but in no event higher than the maximum rate permitted under applicable law.

          Section 2.11. Conditions to the Closing Lender's obligation to make the initial Advance hereunder on the Closing Date is subject to Lender's determination that each Borrower as of the date of the Advance has satisfied, and continues to satisfy, the following conditions:

     (a) The representations and warranties set forth in this Agreement and in the other Loan Documents shall be true and correct on and as of the date hereof and shall be true and correct in all material respects as of the Closing Date and each Borrower shall have performed all obligations which were to have been performed by it hereunder.

     (b) Each Borrower shall have executed and delivered to Lender (or shall cause to be executed and delivered to Lender by the appropriate Persons) the following:

          (i)    This Agreement and the Note.

          (ii)   UCC-1 Financing Statements.

          (iii)  The Lock Box Agreements.

          (iv)   Payor redirect letters.

          (v) Pay-off letters, UCC termination statements, subordination and/or intercreditor agreements, and/or lien releases as required by Lender, in Lender's sole discretion, to evidence Lender's first priority security interest in the Collateral, subject to no Liens other than Permitted Liens.

          (vi) Certified copies of resolutions of the Board of Directors of Borrower, Board of Managers of each Borrower if a limited liability company, or partnership consents of said Borrower if a partnership, authorizing the execution and delivery of Loan Documents to be executed by each Borrower.

          (vii) Copies of the Articles of Incorporation, Articles of Organization, partnership certificates and/or agreements, as applicable, of each Borrower certified by the Secretary of State of the applicable issuing state, as applicable.

          (viii) A certificate from an officer of each Borrower indicating that the representations and warranties contained herein are true and correct as of the Closing Date.

          (ix) A duly executed guaranty from Occupational Health Physicians, Inc., Occupational Medical Services, P.C., Occupational Health Physician of New York, P.C., OHP-VT, Inc., and Sports Medicine Systems Physical Therapy, Inc., in form and substance acceptable to Lender.

          (x) Subordination(s) to Lender of all notes and accounts payable due to officers, directors, holders of any Ownership Interests in each Borrower and/or Guarantor, and any and all other related or affiliate Persons to each Borrower, including but not limited to those relating to inter-company interest, fees and charges for management services, accounting and billing services, and related services, and any and all other amounts related thereto, in form and substance acceptable to Lender, along with executed copies of all notes, documents and other agreements relating to the foregoing.

          (xi) Borrower shall provide Lender with executed copies of each management and professional service agreements ("Service Agreements") Borrower has entered into with the Guarantors, in form and substance satisfactory to Lender.

          (xii) An assignment, in form and substance acceptable to Lender, of all of Borrowers' rights, title, interest, claim and demand in the "collateral" as such term is defined in the Service Agreements.

     (c) No Borrower, at the Closing Date, shall have any accounts payable or trade liabilities, as defined in accordance with GAAP, which have not been paid within ninety (90) days following its original invoice date.

     (d) Neither an Event of Default nor an Unmatured Default shall have occurred and be continuing as of the Closing Date.

     (e) Each Borrower or Guarantor shall not have suffered a material adverse change in its business, operations or financial condition from that reflected in the financial statements of each Borrower or Guarantor delivered to Lender or otherwise.

     (f) Lender shall have received the other Loan Documents and such additional supporting documents, certificates and assurances as Lender shall reasonably request which shall be satisfactory to Lender in form and substance.

          Section 2.12. Additional Conditions to Advances Lender's obligation to make any Advance hereunder after the Closing Date is subject to Lender's determination that neither an Event of Default nor an Unmatured Default shall have occurred and be continuing as of the date of such Advance.

          Section 2.13. Establishment of Reserves Notwithstanding the foregoing provisions of Section 2, Lender shall have the right to establish reserves in
              ---------
such amounts, and with respect to such matters, as Lender shall deem necessary or appropriate, against the amount of Loans which any Borrower may otherwise request hereunder, including, without limitation, with respect to: (a) adjustments or other matters for which credit memoranda are issued in the ordinary course of each Borrower's business; (b) other sums chargeable against any Borrower as Loans under any section of this Agreement; (c) a material deterioration in the financial or other condition or prospects of any Borrower or the Collateral; and (d) such other matters, events, conditions or contingencies as to which Lender, in its sole credit judgment determines reserves should be established from time to time hereunder. The foregoing shall be in addition to and not a limitation of, Lender's other rights under this Agreement including the additional right to adjust the Net Collectible Percentage as provided in this Agreement.

          Section 2.14 Maximum Interest Borrowers acknowledge that Lender intends to strictly conform to the applicable usury laws governing this Agreement. Regardless of any provision contained herein or in any other Loan Document, Lender shall never be deemed to have contracted for, charged or be entitled to receive, collect or apply as interest on the Loan Documents (whether termed interest herein or deemed to be interest by judicial determination or operation of law), any amount in excess of the maximum amount allowed by applicable law, and, if Lender ever receives, collects or applies as interest any such excess, such amount which would be excessive interest will be applied first to the reduction of the unpaid principal balances of Advances under this Agreement, and, second, any remaining excess will be paid to Borrowers. In determining whether or not the interest paid or payable under any specific contingency exceeds the highest lawful rate, Borrowers and Lender shall, to the maximum extent permitted under applicable law: (a) characterize any non-principal payment (other than payments which are expressly designated as interest payments hereunder) as an expense or fee rather than as interest; (b) exclude voluntary pre-payments and the effect thereof; and (c) spread the total amount of interest throughout the entire term of this Agreement so that the interest rate is uniform throughout such term.

          Section 2.15.  Joint and Several Obligations

          (a)  Except as set forth in Section 2.15(b) below, the Obligations are
                                      ---------------
joint and several obligations of the Borrowers. Except for OHR, which shall be liable at all times for all outstanding Obligations, including all Obligations of all Borrowers under this Agreement, notwithstanding any other provision of this Agreement, the liability of any Borrower, except for OHR, for the Obligations at any time shall not exceed the greater of (1) the sum of (a) the total principal of the Obligations that such Borrower directly or indirectly received and (b) the interest and expenses accrued with respect to such principal, and (2) the greater of (a) ninety-five percent (95%) of such Borrower's Net Fair Value on the date that it originally became obligated with respect to the Obligations, whether directly or indirectly through a guaranty, and (b) ninety-five percent (95 %) of such Borrower's highest Net Fair Value during the period commencing after such date and terminating on the date of determination of liability under this section (for purposes of determining Net Fair Value under this section, the Obligations shall be excluded from the liabilities).

          (b)  Notwithstanding anything to the contrary in Section 2.15(a)
                                                           ---------------
above, the liability of CM, OHR-SSM, and OHC, and each of them, for the Obligations, at any time shall not exceed the Obligations of each such Borrower and in no event shall any such Borrower be liable for any Obligations of any other Borrower under this Agreement.

          Section 2.16  Guarantor Provisions

          (a)  Consents. OHR, as the guarantor of the Obligations directly
               --------
incurred by any other Borrower, authorizes Lender, without giving notice to the other Borrower or obtaining the other Borrower's consent and without affecting the liability of OHR for the Obligations directly incurred by the other Borrower, from time to time to:

               (i) compromise, settle, renew, extend the time for payment, change the manner or terms of payment, discharge the performance of, decline to enforce, or release all or any of the Obligations; grant other indulgences to any Borrower in respect thereof; or modify in any manner any documents relating to the Obligations;

               (ii) declare all Obligations due and payable upon the occurrence and during the continuance of an Event of Default;

               (iii) take and hold security for the performance of the Obligations of any Borrower and exchange, enforce, waive and release any such security;

               (iv) apply and reapply such security and direct the order or manner of sale thereof as Lender, in its sole discretion, may determine;

               (v) release, surrender or exchange any deposits or other property securing the Obligations or on which Lender at any time may have a Lien; release, substitute or add any one or more endorsers or guarantors of the Obligations of any other Borrower or OHR; or compromise, settle, renew, extend the time for payment, discharge the performance of, decline to enforce, or release all or any obligations of any such endorser or guarantor or other Person who is now or may hereafter be liable on any Obligations or release, surrender or exchange any deposits or other property of any such Person;

               (vi) apply payments received by Lender from any Borrower to any Obligations, in such order as Lender shall determine, in its sole discretion; and

               (vii)   assign this Agreement in whole or in part.

          (b)  Waivers. OHR, as the guarantor of the Obligations directly
               -------
incurred by any other Borrower, waives:

               (i) any defense based upon any legal disability or other defense of any other Borrower, or by reason of the cessation or limitation of the liability of any other Borrower from any cause (other than full payment of all Obligations), including, but not limited to, failure of consideration, breach of warranty, statute of frauds, statute of limitations, accord and satisfaction, and usury;

               (ii) any defense based upon any legal disability or other defense of any other guarantor or other Person;

               (iii) any defense based upon any lack of authority of the officers, directors, partners or agents acting or purporting to act on behalf of any other Borrower or any principal of any other Borrower or any defect in the formation of any other Borrower or any principal of any other Borrower;

               (iv) any defense based upon the application by any other Borrower of the proceeds of the Loans for purposes other than the purposes represented by such other Borrower to Lender or intended or understood by Lender or OHR;

               (v) any defense based on OHR's rights, under statute or otherwise, to require Lender to sue any other Borrower or otherwise to exhaust its rights and remedies against any other Borrower or any other Person or against any collateral before seeking to enforce its right to require OHR to satisfy the Obligations of any other Borrower;

               (vi) any defense based on Lender's failure at any time to require strict performance by any Borrower of any provision of the Loan Documents. OHR agrees that no such failure shall waive, alter or diminish any right of Lender thereafter to demand strict compliance and performance therewith. Nothing contained herein shall prevent Lender from foreclosing on any Lien, or exercising any rights available to Lender thereunder, and the exercise of any such rights shall not constitute a legal or equitable discharge of OHR;

               (vii) any defense arising from any act or omission of Lender which changes the scope of OHR's risks hereunder;

               (viii) any defense based upon Lender's election of any remedy against OHR or any other Borrower or any of them; any defense based on the order in which Lender enforces its remedies;

               (ix) any defense based on (A) Lender's surrender, release, exchange, substitution, dealing with or taking any additional collateral, (B) Lender's abstaining from taking advantage of or realizing upon any Lien or other guaranty, and (C) any impairment of collateral securing the Obligations, including, but not limited to, Lender's failure to perfect or maintain a Lien in such collateral;

               (x) any defense based upon Lender's failure to disclose to OHR any information concerning any other Borrower's financial condition or any other circumstances bearing on any other Borrower's ability to pay the Obligations;

               (xi) any defense based upon any statute or rule of law which provides that the obligation of a surety must be neither larger in amount nor in any other respects more burdensome than that of a principal;

               (xii) any defense based upon Lender's election, in any proceeding instituted under the Bankruptcy Code, of the application of Bankruptcy Code(S).1111(b)(2) or any successor statute;

               (xiii) any defense based upon any borrowing or any grant of a security interest under Bankruptcy Code(S).364;

               (xiv) any defense based on Lender's failure to be diligent or to satisfy any other standard imposed on a secured party, in exercising rights with respect to collateral securing the Obligations;

               (xv) notice of acceptance hereof; notice of the existence, creation or acquisition of any Obligation; notice of any Event of Default; notice of the amount of the Obligations outstanding from time to time; notice of any other fact which might increase OHR's risk; diligence; presentment; demand of payment; protest; filing of claims with a court in the event of any other Borrower's receivership or bankruptcy and all other notices and demands to which OHR might otherwise be entitled (and agrees the same shall not have to be made on the other Borrower as a condition precedent to OHR's obligations hereunder);

               (xvi) any defense based on errors and omissions by Lender in connection with its administration of the Loans;

               (xvii) any defense based on application of fraudulent conveyance or transfer law or shareholder distribution law to any of the Obligations or the security therefor;

               (xviii) any defense based on Lender's failure to seek relief from stay or adequate protection in any other Borrower's bankruptcy proceeding or any other act or omission by Lender which impairs OHR's prospective subrogation rights;

               (xix) any defense based on legal prohibition of Lender's acceleration of the maturity of the Obligations during the occurrence of an Event of Default or any other legal prohibition on enforcement of any other right or remedy of Lender with respect to the Obligations and the security therefor;

               (xx)    any defense available to a surety under applicable law;
and

               (xxi) the benefit of any statute of limitations affecting the liability of such Borrower hereunder or the enforcement hereof.

Each Borrower further agrees that its obligations hereunder shall not be impaired in any manner whatsoever by any bankruptcy, extensions, moratoria or other relief granted to any other Borrower pursuant to any statute presently in force or hereafter enacted.

          (c)  Additional Waivers. OHR authorizes Lender to exercise, in its
               ------------------
sole discretion, any right, remedy or combination thereof which may then be available to Lender, since it is OHR's intent that the Obligations be absolute, independent and unconditional obligations of OHR under all circumstances. Without limiting the generality of the foregoing or any other provision hereof, OHR expressly waives all benefits which might otherwise be available to such Borrower under California Civil Code (S).(S). 2809, 2810, 2815, 2819, 2822, 2845, 2850, 2899 and 3433 and California Code of Civil Procedure (S).(S). 580a, 580b, 580d and 726, as those statutory provisions are now in effect and hereafter amended, and under any other similar statutes now and hereafter in effect deemed applicable to OHR's guaranty of the Obligations directly incurred by any other Borrower and Lender's enforcement of such guaranty. Notwithstanding any foreclosure of any Lien with respect to any or all of any property securing the Obligations, whether by the exercise of the power of sale contained therein, by an action for judicial foreclosure or by an acceptance of a deed in lieu of foreclosure, OHR shall remain bound under its guaranty of the Obligations directly incurred by any other Borrower.

          (d)  Primary Obligations. This Agreement is a primary and original
               -------------------
obligation of OHR and OHR shall be liable for all existing and future Obligations of any other Borrower as fully as if such Obligations were directly incurred by OHR.

          Section 2.17 Appointment of Occupational Health + Rehabilitation Inc as Agent. Each Borrower hereby appoints OHR as its agent and attorney-in-fact to take any action or execute any document or instrument necessary or appropriate for the administration of Collateral hereunder and under the Loan Documents. Without limiting the generality of the foregoing, OHR shall prepare and deliver to Lender all reports concerning the Accounts and other Collateral required by this Agreement, whether such Collateral is owned by OHR or another Borrower, and each other Borrower shall be fully bound by the statements and actions of OHR. In addition, OHR shall be the only Borrower from whom Lender shall recognize requests for advances hereunder, whether such advance request is for the benefit of OHR or another Borrower. Lender shall be entitled to rely absolutely and without duty of inquiry or investigation upon any agreement, request, communication or other notice given by OHR hereunder.

                                   SECTION 3
                               SECURITY INTEREST
                               -----------------

          Section 3.1. Grant of Security Interest In order to secure prompt payment and performance of all Obligations, each Borrower hereby grants to Lender a continuing first-priority pledge and security interest in all of each
Borrower's: (i) present and future Accounts, contracts, contract rights, chattel paper, instruments, documents, security agreements, and general intangibles;
(ii) deposit accounts, lock box accounts, credit insurance, guaranties, and letters of credit; (iii) deposits, reserves, Medicare or Medicaid pools, cost report settlements, prospective payments, adjustments and incentive payments of any kind; (iv) inventory, equipment and fixtures; (v) attachments, accessories, accessions, returns, repossessions, exchanges, substitutions and replacements thereto; (vi) Borrower's Books related to the foregoing; and (vii) any Proceeds thereof and any and all security for any of the foregoing; all whether now owned or existing or hereafter acquired or arising and regardless of where located (collectively, the "Collateral"). This security interest in the Collateral shall
                    ----------
attach to all Collateral without further action on the part of Lender or any Borrower.

          The Collateral, as defined in the DVIFS Documents also secures all Obligations of Borrower under this Agreement. The Collateral as defined in this
Section 3 also secures all obligations due DVIFS under the DVIFS Documents.
---------

                                   SECTION 4
                           SPECIFIC REPRESENTATIONS
                           ------------------------

          Section 4.1. Name of Borrower The exact names of each Borrower and state of organization are set forth on Schedule 4.1. All previous legal names of each Borrower are set forth on Schedule 4.1. Each Borrower uses the trade names listed on Schedule 4.1. All other trade names used by any Borrower in the past are listed on Schedule 4.1.

          Section 4.2.   Mergers and Consolidations Except as disclosed on
Schedule 4.2, no entity has merged into any Borrower or been consolidated with
------------
any Borrower.

          Section 4.3.   Purchase of Assets Except as disclosed on Schedule 4.3,
                                                                   ------------
no entity has sold substantially all of its assets to any Borrower or sold assets to any Borrower outside the ordinary course of such seller's business at any time in the past.

          Section 4.4. Identification Numbers Each Borrower's federal tax identification number is set forth on Schedule 4.4. Each Borrower's Medicare
                                      ------------
identification number(s) and Medicaid identification number for each applicable state are set forth on Schedule 4.4.
                       ------------

                                   SECTION 5
                        PROVISIONS CONCERNING ACCOUNTS
                        ------------------------------

          Section 5.1. Office and Records of Borrowers Each Borrower's chief executive offices are located as set forth on Schedule 5.1. Each Borrower
                                              ------------
maintains all of its records with respect to Accounts at the addresses set forth on Schedule 5.1. No Borrower has at any time within the past four (4) months
   ------------
maintained its chief executive office or its records with respect to Accounts at any other location and shall not do so hereafter except with the prior written consent of Lender.

          Section 5.2. Representations. For each Account listed by any Borrower on any Borrowing Base report, each Borrower warrants and represents to Lender that at all times: (a) such Account is owned solely by such Borrower, such Borrower having good and marketable title thereto; (b) such Account is for a liquidated amount maturing as stated in such Borrower's Books; (c) such Account is genuine and arises from a bona fide existing obligation created by the rendition of patient services to Account Debtors or their insureds in the ordinary course of its business; (d) such Account has not been satisfied, subordinated or rescinded; (e) to the best of each Borrower's knowledge after due inquiry such Account is the primary liability of the Account Debtor and is recognized by such Account Debtor as its primary liability; (f) such Account is payable only in lawful currency of the United States; (g) to the best of each Borrower's knowledge after due inquiry such Account is not in default and is not subject to any known deduction, offset, counterclaim, return privilege, or other condition, except as reflected on such Borrower's Books (each of which is permissible only if made in the ordinary course of Borrower's business); (h) such Account is an "account" within the meaning of the UCC and is not evidenced by a judgment or promissory note or similar instrument or agreement or by an "instrument" within the meaning of the UCC; (i) to the best of each Borrower's knowledge after due inquiry the services rendered which resulted in the creation of such Account have been rendered to and accepted by the Account Debtor; (j) the amounts shown on the Borrowing Base report, Borrower's Books and all invoices and statements with respect thereto are owing to such Borrower and are not contingent; (k) no payments have been or will be made thereon except payments turned over to Lender in accordance with the terms hereof; (l) to the best of each Borrower's knowledge after due inquiry there are no facts or events which in any way impair the validity or enforceability thereof or reduce the amount payable thereunder from the amount shown on the Borrowing Base report, Borrower's Books and the invoices and statements with respect thereto; (m) the services rendered giving rise thereto are not subject to any Lien, claim, encumbrance or security interest which is superior to that of Lender; (n) such Account is subject to Lender's perfected, first priority security interest and no other Lien other than a Permitted Lien; (o) to the best of each Borrower's knowledge after due inquiry such Account does not contravene any laws, rules or regulations applicable thereto; (p) such Borrower has submitted to the Account Debtor all necessary documentation and information for payment of such Account (all of which is true and correct in all material respects), and has fulfilled all of its other obligations in respect thereof, including verification of the eligibility of such Account for payment by such Account Debtor; (q) to the best of each Borrower's knowledge after due inquiry such Account has not been originated in, nor is it subject to the laws of, any jurisdiction which would make the terms hereof or any transaction herein contemplated unlawful; (r) any one individual Eligible Account is not in excess of $150,000; and (s) there are no proceedings or actions known to such Borrower which are threatened or pending against the Account Debtor thereon which might result in any material adverse change in such Account Debtor's financial condition.

          Each Borrower represents and warrants that it has no knowledge of any fact which should lead it to expect that the Net Collectible Value of such Eligible Account would not be paid in full. Each Borrower shall neither redate any invoices nor reissue new invoices in full or partial satisfaction of old invoices. Allowances, if any, as between such Borrower and its obligors will be on the same basis and in accordance with the usual customary practices of such Borrower as they exist on the date of this Agreement.

          Section 5.3. Returns and Repossessions Each Borrower shall notify Lender within five (5) Business Days of occurrence of all material claims asserted by Account Debtors.

          Section 5.4.   Borrowing Base and Other Reports

          (a)  Weekly Reports. OHR, on behalf of each Borrower, shall on a
               --------------
weekly basis deliver to Lender by Internet E-Mail or in a computer disc or tape format acceptable to Lender, in form and content satisfactory to Lender (i) a Borrowing Base report updated to reflect billings, adjustments and collections;
(ii) a summary, by payor class, aging of Accounts; and (iii) a summary for the week reflecting charges, collections, adjustments, an ending Accounts balance and a general ledger balance.

          (b)  Monthly Reports. On a monthly basis, and no later than the 10th
               ---------------
day of each month, OHR, on behalf of each Borrower, shall submit by Internet E-Mail or in a computer disc or tape format acceptable to Lender, and in form and content satisfactory to Lender (i) a month-end Borrowing Base Report; (ii) a detailed accounts receivable aging report as of the last day of the preceding month; and (iii) a summary for the preceding month reflecting charges, collections, adjustments, an ending Accounts balance and a general ledger balance.

          (c)  Other Reports. At the time of each On-site Audit, but in no event
               -------------
on less than a quarterly basis, each Borrower shall submit by Internet E-mail or in a computer disc or tape format acceptable to Lender, and in form and content satisfactory to Lender a payor concentration schedule on the following terms:
OHR, on behalf of each Borrower, shall provide Lender with a schedule of each Borrower's ten (10) largest Account Debtors per payor class. Each Borrower agrees to provide Lender within five (5) Business Days after each request by Lender any other report or information requested by Lender.

          (d)  Reports Generally-Adjustments; Late Fee. Lender shall
               ---------------------------------------
periodically review each Borrower's actual billings, adjustments and cash receipts, as well as each Borrower's payor profile. To the extent Borrower's method of handling billings, collections and adjustments changes, each Borrower's payor profile materially changes, and/or each Borrower materially changes its patient accounting system software, each Borrower shall provide Lender with notice thereof within thirty (30) Business Days prior to such change, and Lender may, in its sole discretion, change the Net Collectible Percentage attributable to each type of Account by written notice to each Borrower of such change. To the extent any of the foregoing reports is not delivered to Lender on a timely basis, each Borrower shall be obligated to Lender for a daily fee equal to the greater of (i) $500, or (ii) five one-hundredths of one percent (.05%) of the then current outstanding principal balance of the Obligations, for each day until such report is delivered to Lender.

          (e)  On-site Audit. Each Borrower, at its sole expense, shall, at any
               -------------
and all reasonable times during business hours, periodically grant Lender access to enter upon said Borrower's premises and permit Lender to examine and audit the books and records of the business and accounts of said Borrower including but not limited to reviewing, auditing and reconciling said Borrower's Books, Accounts and collection results.

          Section 5.5. Compliance Certificate. With each final month-end Borrowing Base report which any Borrower delivers to Lender, such Borrower also shall deliver to Lender a Compliance Certificate in the form of

Exhibit C attached hereto, which Compliance Certificate shall be completed and
---------
signed by an officer of such Borrower.

          Section 5.6. Lender's Rights Any officer, employee or agent of Lender shall have the right, at any time or times hereafter, in the name of Lender or its nominee (including any Borrower), to verify the validity, amount or any other matter relating to any Accounts by mail, telephone or otherwise; and all reasonable costs thereof shall be payable by Borrowers to Lender. Lender, or its designee may at any time upon the occurrence of an Event of Default notify customers or Account Debtors that Accounts have been assigned to Lender or of Lender's security interest therein and collect the same directly and charge all reasonable collection costs and expenses to Borrowers' account.

          Section 5.7. Disclaimer of Liability Lender shall not be liable to Borrowers, or any of them or any third person for the correctness, validity or genuineness of any instruments or documents released or endorsed to Borrowers by Lender (which shall automatically be deemed to be without recourse to Lender in any event) or for the existence, character, quantity, quality, condition, value or delivery of any goods purporting to be represented by any such documents; and Lender, by accepting a Lien on the Collateral or by releasing any Collateral to Borrowers, shall not be deemed to have assumed any obligation or liability to any supplier or creditor of Borrowers or to any other third party. Borrowers agree to indemnify and defend Lender and hold it harmless in respect to any claim or proceeding arising out of any matter referred to in this Section 5.7.
                                                                  -----------

          Section 5.8. Post Default Rights If an Event of Default has occurred and is continuing hereunder, no discount, credit or allowance shall be granted or permitted by any Borrower to any Account Debtor; provided, however, that, notwithstanding the existence of an Event of Default, (i) such Borrower may continue to invoice and bill Account Debtors under discount, credit and allowance arrangements that such Borrower maintained in the ordinary course of business prior to such Event of Default occurring, and (ii) Account Debtors may, during the continuance of an Event of Default, utilize discount, credit and allowance arrangements that such Borrower extended to them in the ordinary course of business. Lender may, upon the occurrence of an Event of Default, settle or adjust disputes and claims directly with Account Debtors for amounts and upon terms that Lender considers advisable, and in such cases, Lender will credit such Borrower's account with only the net amounts received by Lender in payment of such disputed Accounts, after deducting all Lender Expenses incurred in connection therewith.

          Section 5.9. Accounts Owed by Federal Government If any Accounts (excluding, unless otherwise required by Lender, Medicare or Medicaid generated Accounts), shall arise out of a contract with the United States of America or any department, agency, subdivision or instrumentality thereof, Borrowers shall promptly notify Lender thereof in writing and take all other action requested by Lender to protect Lender's Lien on such Accounts under the provisions of the federal laws on assignment of claims.

          Section 5.10. Business Activity Reports Each Borrower has filed and shall file all legally required notices and reports of its business activities with all the appropriate taxing authorities and the appropriate Governmental Authority of each jurisdiction in which Borrower is legally required to file such a notice or report.

          Section 5.11 Servicing Each Borrower shall be responsible for the complete processing and maintenance of records for the Accounts including the following: (a) the preparation of claims for submission to Account Debtors; (b) the submission of claims to Account Debtors; and (c) follow-up with all Account Debtors.

                                   SECTION 6
                        PROVISIONS CONCERNING CONTRACTS
                        -------------------------------

          Section 6.1.   Contracts

          (a)  Schedule 6.1. is a true and complete list of all material
               -------------
contracts and agreements to which Borrower is a party.

          (b) No Borrower shall amend, modify or supplement any contract or agreement included in the Collateral or waive any provision thereof other than in accordance with such Borrower's standard business practice, nor shall such standard business practice be materially changed without Lender's consent, which shall not be unreasonably withheld.

          (c) Each Borrower shall remain liable to perform all of its duties and obligations under any contracts and agreements included in the Collateral to the same extent as if this Agreement had not been executed; and Lender shall not have any obligation or liability under such contracts and agreements by reason of this Agreement or otherwise.

          (d) No Borrower need pay any amount due under any contract or agreement listed on Schedule 6.1, nor otherwise perform any action required
                    ------------
under the terms of any such contract or agreement, if such payment or performance is being contested in good faith by appropriate proceedings promptly initiated and diligently conducted, if Lender is notified in advance of such contest, and if such Borrower establishes any reserve or other appropriate provision required by GAAP and deposits with Lender cash or an acceptable bond reasonably requested by Lender.

                                   SECTION 7
                    OTHER PROVISIONS CONCERNING COLLATERAL
                    --------------------------------------

          Section 7.1. Further Assurances Each Borrower shall execute and deliver to Lender, concurrent with such Borrower's execution of this Agreement and at any time or times hereafter at the request of Lender, all financing statements, continuation financing statements, security agreements, chattel mortgages, assignments, endorsements of certificates of title, applications for titles, affidavits, reports, notices, schedules of Accounts, letters of authority and all other documents Lender may reasonably request, in form satisfactory to Lender, to perfect and maintain perfected Lender's Liens in the Collateral and in order to consummate fully all of the transactions contemplated under the Loan Documents. Each Borrower hereby irrevocably makes, constitutes and appoints Lender (and any of Lender's officers, employees or agents designated by Lender) as such Borrower's true and lawful attorney with power to sign the name of such Borrower on any of the above-described documents or on any other similar documents that need to be executed, recorded or filed in order to perfect or continue to be perfected Lender's Liens in the Collateral.

          Section 7.2. Lender's Duty of Care Lender shall have no duty of care with respect to the Collateral except that Lender shall exercise reasonable care with respect to the Collateral in Lender's custody. Lender shall be deemed to have exercised reasonable care if such property is accorded treatment substantially equal to that which Lender accords its own property or if Lender takes such action with respect to the Collateral as any Borrower shall request or agree to in writing provided that neither failure to comply with any such request nor any omission to do any such act requested by any Borrower shall be deemed a failure to exercise reasonable care. Lender's failure to take steps to preserve rights against any parties or property shall not be deemed to be failure to exercise reasonable care with respect to the Collateral in Lender's custody. All risk, loss, damage or destruction of the Collateral shall be borne by Borrowers.

          Section 7.3. Reinstatement of Liens; Reversal of Payments If, at any time after payment in full by any Borrower of all Obligations and termination of Lender's Liens, any payment or payments or proceeds or any part thereof previously made by such Borrower or any other Person must be disgorged by Lender for any reason whatsoever (including, without limitation, the insolvency, bankruptcy, or reorganization of such Borrower or such other Person), or any such payments are subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, receiver or any other party under any bankruptcy law, state or federal law, common law, or equitable cause: (a) this Agreement and Lender's Liens granted hereunder shall be reinstated as to all disgorged payments as though such payments had not been made, and Borrower shall sign and deliver to Lender all documents and other items necessary to perfect all terminated Liens, and (b) to the extent of such payment or proceeds received, the Loan and the Loan Documents will be revived and continue in full force and effect, as if such payment or proceeds had not been received by Lender.

          Section 7.4. Lender Expenses If any Borrower fails, as required by the terms hereof, (a) to pay any moneys (whether taxes, assessments, insurance premiums or otherwise) due to third persons or entities, (b) to make any deposits or furnish any required proof of payment or deposit, or (c) to discharge any Lien not permitted hereby, then Lender may, to the extent that it determines that such failure by such Borrower could have a material adverse effect on Lender's interests in the Collateral, in its discretion and without prior notice to such Borrower, make payment of the same or any part thereof. Any amounts paid or deposited by Lender shall constitute Lender Expenses, shall become part of the Obligations, shall bear interest at the rate of eighteen percent (18%) per annum, and shall be secured by the Collateral. Any payments made by Lender shall not constitute (i) an agreement by Lender to make similar payments in the future, or (ii) a waiver by Lender of any Event of Default under this Agreement. Lender need not inquire as to, or contest the validity of, any such expense, tax, security interest, encumbrance or Lien and the receipt of the usual official notice for the payment of moneys to a governmental entity shall be conclusive evidence that the same was validly due and owing.

          Each Borrower shall immediately and without demand reimburse Lender for all sums expended by Lender that constitute Lender Expenses, and Borrower hereby authorizes and approves all advances and payments by Lender for items constituting Lender Expenses.

          Section 7.5. Inspection of Records During usual business hours, Lender shall have the right to inspect each Borrower's Books and records (including patient records if permitted by law) in order to verify the amount or condition of, or any other matter relating to, the Collateral and each Borrower's financial condition and to copy and make extracts therefrom. Each Borrower waives the right to assert a confidential relationship, if any, it may have with any accounting firm or service bureau in connection with any information requested by Lender pursuant to this Agreement and agrees that Lender may directly contact any such accounting firm or service bureau in order to obtain such information. Each Borrower shall, upon request, deliver to such auditor, a complete list by name and address of each Account Debtor.

          Section 7.6. Waivers Except as specifically provided for herein, Borrowers, and each of them, waive presentment, demand, demand for payment, protest, notice of protest, notice of default or dishonor, notice of payment and nonpayment, notice of any default, nonpayment at maturity, release, compromise, settlement, extension or renewal of any or all commercial paper, accounts, documents, instruments, chattel paper and guaranties at any time held by Lender on which any Borrower may in any way be liable, and waives all other notices and demands in connection with the delivery, acceptance, performance, default or enforcement of the Loan Documents. Borrowers, and each of them, waive all rights of offset each Borrower may have against Lender.

          Section 7.7 Title to Collateral Each Borrower represents and warrants to Lender that such Borrower has good and marketable title to all of the Collateral, free and clear of any and all Liens, claims and encumbrances, other than the Permitted Liens.

                                   SECTION 8
                        REPRESENTATIONS AND WARRANTIES
                        ------------------------------

          As of the date hereof, each Borrower hereby warrants and represents to Lender the following:

          Section 8.1. Status Borrower is an organization duly incorporated or otherwise formed, as applicable, validly existing and in good standing under the laws of the state of its organization; and is qualified and licensed to do business and is in good standing in any state in which the conduct of its business or its ownership of property requires that it be so qualified or licensed, and has the power and authority to execute and carry out the terms of the Loan Documents to which it is a party, to own its assets and to carry on its business as currently conducted.

          Section 8.2. Authorization The execution, delivery, and performance by Borrower of this Agreement and each other Loan Document have been duly authorized by all necessary corporate, company or partnership action, as applicable. Borrower, has duly executed and delivered this Agreement and each other Loan Document to which it is a party, and each of them constitutes a valid and binding obligation of Borrower, as applicable, enforceable according to its terms except as such enforceability may be limited by equitable principles and by bankruptcy, insolvency or similar laws affecting the rights of creditors generally.

          Section 8.3. No Breach The execution, delivery and performance by Borrower of this Agreement and each other Loan Document to which it is a party
(a) will not contravene any law or any governmental rule or order binding on Borrower, its business, any of Borrower's assets including but not limited to the Collateral; (b) will not violate any provision of its articles of incorporation, articles of organization, operating agreement, bylaws or partnership agreement, as applicable, (c) will not violate any agreement or instrument by which Borrower, as applicable, is bound; (d) do not require any notice to or consent of any Governmental Authority; and (e) will not result in the creation of a Lien on any assets of Borrower except the Lien to Lender granted herein.

          Section 8.4. Taxes All assessments and taxes, whether real, personal or otherwise, due or payable by or imposed, levied or assessed against Borrower or any of its property have been paid in full before delinquency or before the expiration of any extension period; and Borrower has made due and timely payment or deposit of all federal, state, and local taxes, assessments or contributions required of it by law, including but not limited to payroll and other employment related taxes, except only for items that Borrower is currently contesting diligently and in good faith and that have been fully disclosed in writing to Lender.

          Section 8.5. Deferred Compensation Plans Borrower has made all required contributions to all deferred compensation plans to which it is required to contribute, and Borrower has no liability for any unfunded benefits of any single-employer or multi-employer plans. Borrower is not and at no time has been a sponsor of, provided, or maintained for any employees any defined benefit plan.

          Section 8.6.   Litigation and Proceedings Except as set forth on
Schedule 8.6 attached hereto, there are no outstanding judgments against
------------
Borrower or any of its assets and there are no actions or proceedings pending by or against Borrower before any court or administrative agency. Borrower has no knowledge or belief of any pending, threatened, or imminent litigation, governmental investigations, or claims, complaints, actions, or prosecutions involving Borrower, except for ongoing collection matters in which Borrower is the plaintiff and except as set forth in Schedule 8.6 hereto.
                                         ------------

          Section 8.7. Business Borrower has all franchises, authorizations, patents, trademarks, copyrights and other rights necessary to conduct its business. They are all in full force and effect and are not in known conflict with the rights of others. Borrower is not a party to or subject to any agreement or restriction that is so unusual or burdensome that it might have a material adverse effect on Borrower's business, properties or prospects.

          Section 8.8. Laws and Agreements Borrower is in compliance with all material agreements applicable to it, including obligations to contribute to any employee benefit plan or pension plan regulated by the applicable Governmental Authority. Borrower is in material compliance with all laws applicable to it, its business, and all of its assets, including but not limited to the Collateral.

          Section 8.9. Solvency The Borrower and each of its subsidiaries now has capital sufficient to carry on its respective business and transactions and all business and transactions in which it is about to engage and is now solvent and able to pay its respective debts as they mature, and Borrower and each of its subsidiaries now owns property having a value greater than the amount required to pay Borrower's or such subsidiary's debts.

          Section 8.10. Consents Borrower and its subsidiaries have obtained all material consents, permits, licenses, approvals or authorization of, or effected the filing, registration or qualification with, any governmental entity which is required to be obtained or effected by Borrower and its subsidiaries in connection with the Borrower's and each subsidiary's business or the execution and delivery of this Agreement and the other Loan Documents and the performance of the obligations hereunder, the failure of which to obtain or effect would have a material adverse effect on Borrower individually, or on Borrower and its subsidiaries on a consolidated basis.

          Section 8.11. Financial Condition All financial statements and financial information relating to Borrower that have been or may hereafter be delivered by Borrower to Lender are accurate and complete and have been prepared in accordance with GAAP. Borrower has no material obligations or liabilities of any kind not disclosed in that financial information, and there has been no material adverse change in the financial condition of Borrower since the date of the most recent financial statements submitted to Lender.

          Section 8.12.  Health Care Laws

          (a) Borrower has obtained all permits, licenses and other authorizations that are required under Health Care Laws applicable to Borrower and it is in compliance in all material respects with all terms and conditions of the required permits, licenses and authorizations, and is also in compliance in all material respects with all other limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules and timetables contained in such Health Care Laws.

          (b) Borrower is not aware of, and has not received notice of, any past, present or future events, conditions, circumstances, activities, practices, incidents, actions or plans that may interfere with or prevent compliance or continued compliance in any material respect with Health Care Laws.

          (c) There is no civil, criminal or administrative action, suit, demand, claim, hearing, notice or demand letter, notice of violation, investigation or proceeding pending or threatened against Borrower or any of its employees, relating in any way to Health Care Laws.

          Section 8.13 Capital Structure. All issued Ownership Interests in Borrower and all outstanding Ownership Interests in any of Borrower's subsidiaries as reflected in Borrower's financial statements are validly issued pursuant to proper authorization of the board of directors, board of managers, partners, or otherwise, as applicable, of such subsidiary, and are fully paid, and non-assessable. Except as listed on Schedule 8.13, there are no outstanding
                                        -------------
subscriptions, warrants, options, calls or commitments, obligations or securities convertible or exchangeable for any Ownership Interests of Borrower or any subsidiary of Borrower. Borrower and each of its subsidiaries shall give Lender thirty days (30) prior written notice before entering into any agreement to register its Ownership Interests under the Securities Act of 1933, as amended, or any state securities law. All Borrowers and their subsidiaries issued and outstanding Ownership Interests are fully paid and non-assessable, and each such Person's capital structure is as set forth on Schedule 8.13.
                                                            -------------
Borrowers existing subsidiaries are listed on Schedule 8.13. Borrower shall not
                                              -------------
create any new subsidiaries after the Effective Date without the consent of Lender which consent shall not be unreasonably withheld, except that Borrower may create new subsidiaries in accordance with Section 9.10(d) below.
                                               ---------------

          Section 8.14 Cumulative Representations The warranties, representations and agreements set forth throughout this Agreement are cumulative and in addition to any and all other warranties, representations and agreements that Borrower shall give, or cause to be given, to Lender, either now or hereafter.

          Section 8.15. Reaffirmation. Each request for a Loan made by Borrower pursuant to this Agreement or any of the other Loan Documents shall constitute
(a) an automatic representation and warranty by Borrower to Lender that there does not then exist any Event of Default or any Unmatured Default, and (b) a reaffirmation as of the date of said request of all of the representations and warranties of Borrower contained in this Agreement and the other Loan Documents.

          Section 8.16. Survival of Representations and Warranties. Borrower covenants, warrants and represents to Lender that all representations and warranties of Borrower contained in this Agreement or any of the other Loan Documents shall be true at the time of Borrower's execution of this Agreement and the other Loan Documents, and shall survive the execution, delivery and acceptance thereof by Lender and the parties thereto and the closing of the transactions described therein or related thereto.

                                   SECTION 9
                                   COVENANTS
                                   ---------

          During the term of this Agreement and thereafter for so long as any Obligations are outstanding and unpaid, each Borrower covenants that unless otherwise consented to by Lender in writing, it shall perform all the acts and promises required by this Agreement and all the acts and promises set forth below:

          Section 9.1. Encumbrance of Collateral Borrower shall not create, incur, assume or permit to exist any Lien on any Collateral now owned or hereafter acquired by Borrower, except for Liens to Lender and Permitted Liens.

          Section 9.2. Business Borrower shall engage primarily in business of the same general character as that now conducted by Borrower.

          Section 9.3. Condition and Repair Borrower shall maintain in good repair and working order all properties used in its business and from time to time shall make all reasonably appropriate repairs and replacements thereof.

          Section 9.4. Taxes Borrower shall pay all taxes, assessments and other governmental charges imposed upon it or any of its assets or in respect of any of its franchises, business, income or profits before any penalty or interest accrues thereon, and all claims (including, without limitation, claims for labor, services, materials and supplies) for sums that have become due and payable and that by law have or might become a Lien or charge upon any of its assets, provided that (unless any material item or property would be lost, forfeited or materially impaired as a result thereof) no such charge or claim need be paid if it is being contested in good faith by appropriate proceedings promptly initiated and diligently conducted, if Lender is notified in advance of such contest, and if Borrower establishes any reserve or other appropriate provision required by GAAP. Borrower shall make timely payment or deposit of all FICA payments and withholding taxes required of it by applicable laws and will, upon request, furnish Lender with proof satisfactory to Lender indicating that Borrower has made such payments or deposits.

          Section 9.5. Accounting System Borrower at all times hereafter shall maintain a standard and modern system of accounting in accordance with GAAP, with ledger and account cards or computer tapes, disks, printouts and records that contain information pertaining to the Collateral that may from time to time be requested by Lender. Borrower shall not modify or change its method of accounting or enter into any agreement hereafter with any third-party accounting firm or service bureau for the preparation or storage of Borrower's accounting records without said accounting firm's or service bureau's agreeing to provide to Lender information regarding the Collateral and Borrower's financial condition.

          Section 9.6. Monthly Financial Statements By the 30th day of each month, OHR, on behalf of each Borrower, shall furnish financial statements for Borrower as of the end of the immediately preceding month, consisting of consolidated and consolidating balance sheet and statement of operations prepared by Borrower.

          Section 9.7. Annual Financial Statements. OHR, on behalf of each Borrower, shall furnish Lender as soon as practicable but in no event later than ninety (90) days after the close of each fiscal year with audited consolidated and unaudited consolidating annual financial statements, which financial statements shall be prepared in accordance with GAAP and shall be certified without qualification by an independent certified public accounting firm satisfactory to Lender. With all financial statements, Borrower will also deliver a certificate of its chief financial officer attesting that no Event of Default or Unmatured Default under the Agreement has occurred and is continuing.

          Section 9.8. Further Information Borrower shall promptly supply Lender with such other information concerning its affairs as Lender may reasonably request from time to time hereafter and shall promptly notify Lender of any material adverse change in Borrower's financial condition and any condition or event that constitutes an Unmatured Default or an Event of Default under this Agreement. In addition, Borrower authorizes Lender to contact credit reporting agencies concerning Borrower's credit standing. Borrower also authorizes Lender to utilize Borrower's name in Lender's marketing materials. Borrower shall provide Lender with copies of any and all reports, filings and other documentation delivered to the Securities and Exchange Commission or any other Governmental Authority by or on behalf of Borrower promptly after the delivery thereof, if applicable, including but not limited to cost reports.

          Section 9.9. Plan Covenants Guarantor or Borrower shall comply with all laws applicable to any deferred compensation plans with which Guarantor or Borrower is associated, and shall promptly notify Lender of the occurrence of any event that could result in any material liability of Borrower to any person whatsoever with respect to any such plan.

          Section 9.10. Restrictions on Merger, Consolidation, Sale of Assets, Issuance of Ownership Interests, Change of Name, etc. Without prior written consent of Lender, Borrower shall not:

          (a)  merge or consolidate with any Person;

          (b) sell, lease or otherwise dispose of its assets in any transaction or series of related transactions (other than sales in the ordinary course of business);

          (c) liquidate, dissolve or effect a recapitalization or reorganization in any form of transaction;

          (d) acquire the assets or ownership interest of more than eight (8) businesses, which may have a purchase price of up to One Million Dollars ($1,000,000) in the aggregate, in any one calendar year, when combined with Permitted Distributions for such calendar year, provided that the consummation of any such acquisition does not cause, nor could reasonably be expected to cause an Event of Default hereunder (collectively "Permitted Acquisitions").

          (e) become subject to any agreement or instrument which by its terms would restrict Borrower's right or ability to perform any of its obligations to Lender pursuant to the terms of the Loan Documents; or

          (f) authorize or issue any additional Ownership Interests or equity interest other than stock options granted to Borrower's employees, directors, officers, and consultants, and the exercise thereof.

          If in connection with any of the foregoing transactions Proceeds or other amounts are paid in consideration therefor, then regardless of whether Lender agrees to such transaction, Borrower shall, among other things, pay such amounts to Lender for application against the outstanding balance of the Obligations (unless otherwise agreed to in writing by Lender).

          In addition, Borrower shall not change its name, business structure or identity or use a new trade name or assumed name without at least thirty (30) days' prior notification to Lender.

          Section 9.11.  Health Care Covenants

          (a) Borrower and each of its employees shall comply in all material respects with, and shall obtain all permits required by, all Health Care Laws applicable to Borrower and/or its employees.

          (b) Borrower shall promptly furnish to Lender a copy of any communication from any Governmental Authority concerning any possible violation of any Health Care Laws or any occurrence of which Borrower or any of its employees would be required to notify any Governmental Authority with jurisdiction over Health Care Laws.

          Section 9.12. Distributions Borrower shall not make any Distributions except as (a) set forth on Schedule 9.12 hereto, and (b) authorized by Lender,
                           -------------
upon Borrower's request, which authorization shall not be unreasonably withheld and which authorization shall not be deemed to authorize any Distributions while an Event of Default is continuing or if such Distribution would cause an Event of Default to occur (collectively, "Permitted Distributions").

          Section 9.13. Subordinate Obligations Borrower shall not voluntarily prepay any principal (including the making of any sinking fund payment), interest or any other amount in respect of Subordinate Obligations, without Lender's prior written consent, which consent shall not be unreasonably withheld and which consent shall not be deemed to authorize any payment while an Event of Default is continuing or if such payment would cause an Event of Default to occur.

          Section 9.14. Amendments Borrower shall not amend any provision of any Subordinate Obligation if such amendment would (a) affect any of the subordination provisions thereof, (b) advance the date of any required payment or prepayment thereunder, (c) make covenants therein more burdensome, when considered in their entirety, to Borrower, (d) reduce any default or grace period therein provided, or (e) otherwise have a material adverse effect on the interests of Lender.

          Section 9.15 Addition of New Sites/Locations Lender may, in its sole discretion, be willing to consider adding additional locations and/or affiliate entities of Borrower to this facility. In order for Lender to consider such matters, Borrower understands and agrees that such determination entails, among other things, a review by Lender of all relevant matters including but not limited to an audit of the Accounts, Borrower's payment to Lender of any and all additional fees, charges and expenses associated therewith, and credit and legal due diligence and documentation pertaining to such new entity and/or collateral.

          Section 9.16 Notice of Existence of Defaults, Etc. Borrower will promptly notify Lender of: (a) the existence of any known condition or event, which constitutes, or which will constitute an Event of Default or an Unmatured Default and (b) the actual or threatened termination, suspension, lapse or relinquishment of any material license, authorization, permit or other right granted Borrower or for Borrower's benefit and used in its business by any Governmental Authority material to Borrower's business.

          Section 9.17 False Certificates or Documents. Borrower has not and will not furnish Lender with any certificate or other document that contains any untrue statement of material fact or that omits to state a material fact necessary to make it not misleading in light of the circumstances under which it was furnished.

          Section 9.18 Loans by Borrower Except as provided herein, during the term of this Agreement, Borrower will not, and will not permit any of its subsidiaries to, make any loan, advance or otherwise provide monies to any Person, except for loans in anticipation of reasonable and normally reimbursable business expenses and trade credit extended in the ordinary course of business.

          Section 9.19 Guaranties. Except as provided herein, Borrower will not guarantee, assume, endorse or otherwise, in any way, become directly or contingently liable with respect to the Indebtedness of any Person, except by endorsement of instruments or items of payment for deposit or collection.

          Section 9.20   Financial Covenants

          (a) OHR, on a consolidated basis, shall maintain the following financial covenants, measured in accordance with GAAP: (i) minimum Tangible Net Worth of no less than $1,184,000 at the Closing Date, and $3,000,000 at December 31, 2000 and at the end of each calendar quarter through the remainder of the term, (ii) Maximum Leverage Coverage Ratio of 5.0 to 1.0, and (iii) Fixed Charge Coverage of not less than 1.25 to 1.0.

          (b)  Definitions. For purposes hereof, the foregoing terms shall have
               -----------
the following meanings:

          "EBITDA" means, in any fiscal period, OHR's consolidated net income or
           ------
net loss (other than extraordinary or non-recurring gains or losses of OHR for such period), plus (a) the amount of all interest expense, income tax expense,
              ----
depreciation expense and amortization expense of OHR for such period, on a consolidated basis, and plus or minus (as the case may be) (b) any other non-
                        -------------
cash charges (including Minority Interest) which have been added or subtracted, as the case may be, in calculating OHR's consolidated net income for such period.

          "Maximum Leverage Coverage Ratio" shall mean total liabilities
           -------------------------------
excluding the Baptist Hospital Contract Liability, Subordinate Obligations, and the redemption value of OHR's Series A Convertible Preferred Stock after exercise of the right of redemption divided by Tangible Net Worth.

          "Fixed Charge Coverage" means for any period, and each calculated for
           ---------------------
(less taxes paid in cash and non-financed capital expenditures) divided by Fixed Charges.

          "Fixed Charges" means for any period, and each calculated for such
           -------------
period for OHR and its subsidiaries on a consolidated basis the sum of (a) interest expense paid or accrued plus (b) scheduled payments of principal for
                                 ----
all Indebtedness.

          (c) The financial covenants in Section 9.20(a)(ii)and 9.20(a)(iii) will be measured at the end of each calendar quarter on a trailing twelve (12) month basis.

                                  SECTION 10
                               EVENTS OF DEFAULT
                               -----------------

          An Event of Default shall be deemed to exist if any of the following events shall have occurred and be continuing with respect to any Borrower:

          (a) Any Borrower fails to make any payment of principal or interest or any other payment of the Obligations when due and payable, by acceleration or otherwise.

          (b) Any Borrower fails to observe or perform any covenant, condition or agreement to be observed or performed pursuant to the terms hereof or any other Loan Document to which it is a party and such failure is not cured within ten (10) days after written notice thereof by Lender.

          (c) A court enters a decree or order for relief in respect of any Borrower in an involuntary case under any applicable bankruptcy, insolvency, or other similar law then in effect, or appoints a receiver, liquidator, assignee, custodian, trustee, or sequestrator (or other similar official) of any Borrower or for any substantial part of its property, or orders the windup or liquidation of any Borrower's affairs; or a petition initiating an involuntary case under any such bankruptcy, insolvency, or similar law is filed against any Borrower.

          (d) Any Borrower commences a voluntary case under any applicable bankruptcy, insolvency or other similar law then in effect, makes any general assignment for the benefit of creditors, fails generally to pay its debts as such debts become due, or takes any action in furtherance of any of the foregoing.

          (e) Final judgment for the payment of money on any claim in excess of $150,000 is rendered against any Borrower and remains undischarged for twenty
(20) days during which execution is not effectively stayed.

          (f) Any Guarantor revokes or attempts to revoke its guaranty of any of the Obligations, or becomes the subject of an insolvency proceeding of the type described in Sections 10 (c) or (d) above with respect to Borrower or fails
                  ----------------------
to observe or perform any covenant, condition or agreement to be performed under any Loan Document to which it is a party.

          (g) Any Borrower makes any payment on account of any Subordinate Obligations, other than payments specifically permitted by the terms of such subordination or this Agreement.

          (h) Any Person holding any Subordinate Obligations becomes the subject of any proceeding resulting in the termination of the subordination arrangement, terminates the subordination arrangement or asserts that it is terminated.

          (i) Any Collateral or any part thereof is sold, agreed to be sold, conveyed or allocated by operation of law or otherwise except as otherwise agreed to in this Agreement.

          (j) Any Borrower defaults under the terms of any Indebtedness or lease involving total payment obligations of any Borrower in excess of $150,000 and such default is not cured within the time period permitted pursuant to the terms and conditions of such Indebtedness or lease, or an event occurs that gives any creditor or lessor the right to accelerate the maturity of any such indebtedness or lease payments.

          (k) Demand is made for payment of any Indebtedness in excess of $150,000 that was not originally payable upon demand when incurred but the terms of which were later changed to provide for payment upon demand.

          (l) Any Borrower is enjoined, restrained or in any way prevented by court order from continuing to conduct all or any material part of its business affairs.

          (m) A judgment or other claim in excess of $150,000 becomes a Lien upon any or all of any Borrower's assets, other than a Permitted Lien.

          (n) A notice of Lien, levy or assessment in excess of $150,000 is filed of record with respect to any or all of any Borrower's assets by the United States Government, or any department, agency, or instrumentality thereof, or by any state, county, municipal or other Government Authority; or any tax or debt owing at any time hereafter to any one or more of such entities becomes a Lien upon any or all of any Borrower's assets and the same is not paid on the payment date thereof, except to the extent such tax or debt is being contested by any Borrower as permitted in Section 8.4.
                                -----------

          (o) There is a material impairment of the value of the Collateral or priority of Lender's Liens on the Collateral.

          (p) Any of any Borrower's assets in excess of $150,000 or any Collateral are seized, subjected to a distress warrant, levied upon or come into the possession of any judicial officer.

          (q) Any representation or warranty made in writing (whether in any Loan Document or otherwise), to Lender by any Borrower in connection with the transactions contemplated in this Agreement or any other Loan Document is materially incorrect when made.

          (r) If the aggregate dollar value of all judgments, defaults, demands, claims and notices of Liens under Sections 10 (e), (j), (k), (m) and
                                           ----------------------------------
(n) hereof exceeds $300,000.
---
          (s) Any Borrower shall fail to direct all receipts for Accounts to the lock boxes.

          (t) There shall occur a material adverse change in the financial or other condition or business prospects of any Borrower or any Guarantor which has not been cured to Lender's complete satisfaction within ten (10) days after written notice thereof by Lender, provided that, in the event such failure is incapable of remedy or was willfully caused or permitted by Borrower or Guarantor, Borrower and Guarantor shall not be entitled to any notice or grace hereunder.

          (u) Lender determines in good faith that it is insecure with respect to any of the Collateral or the payment or performance of any part of the Obligations.

          (v) There shall occur a Default or an Event of Default as defined or otherwise described in the DVIFS Documents.

                                  SECTION 11
                                   REMEDIES
                                   --------

          Section 11.1. Specific Remedies Upon the occurrence of any Event of Default with respect to any Borrower:

          (a) Lender may cease advancing money or extending credit to or for the benefit of any Borrower under this Agreement, under any other Loan Document, or under any other agreement between said Borrower and Lender.

          (b) Lender may declare all Obligations to be due and payable immediately, whereupon they shall immediately become due and payable without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived by each Borrower.

          (c) Lender may set off against the Obligations all Collateral, balances, credits, deposits, accounts, or moneys of any Borrower then or thereafter held with Lender, including amounts represented by certificates of deposit.

          (d) Lender may pay, purchase, contest or compromise any encumbrance, charge or Lien that, in the opinion of Lender, appears to be prior or superior to its Lien (except for Permitted Liens) and pay all reasonable expenses incurred in connection therewith.

          (e) Lender may (i) notify Account Debtors to make payment on Accounts directly to Lender; (ii) settle, adjust, compromise, extend or renew Accounts, whether before or after legal proceedings to collect such Accounts have commenced; (iii) prepare and file any bankruptcy proofs of claim or similar documents against any Account Debtor; (iv) prepare and file any notice, assignment, satisfaction, or release of Lien, UCC termination statement or any similar document; (v) sell or assign Accounts, individually or in bulk, upon such terms, for such amounts, and at such time or times as Lender deems advisable; and (vi) complete the performance required of any Borrower under any contract or agreement to which said Borrower is a party and out of which Accounts arise or may arise.

          (f) Lender may (i) endorse any Borrower's name on all checks, notes, drafts, money orders or other forms of payment of or security for Accounts or other Collateral; (ii) sign any Borrower's name on drafts drawn on Account Debtors or issuers of letters of credit; and (iii) notify the postal authorities in any Borrower's name to change the address for delivery of said Borrower's mail to an address designated by Lender, receive and open all mail addressed to said Borrower, copy all mail, retain all mail relating to Collateral, and forward all other mail to Borrower.

          Section 11.2. Power of Attorney Each Borrower hereby appoints Lender (and any of Lender's officers, employees, or agents designated by Lender) as such Borrower's attorney, with power whether before or after the occurrence of an Event of Default: (a) to endorse any Borrower's name on any checks, notes, acceptances, money orders, drafts or other forms of payment or security that may come into Lender's possession; (b) to sign any Borrower's name on drafts against Account Debtors, on schedules and assignments of Accounts, on verifications of Accounts, and on notices to Account Debtors; (c) to notify the post office authorities to change the address for delivery of any Borrower's mail to an address designated by Lender, to receive and open all mail addressed to any Borrower and to retain all mail relating to the Collateral and forward all other mail to any Borrower; (d) to send requests for verification of Accounts; (e) to execute UCC Financing Statements; and (f) to do all things necessary to carry out this Agreement. The appointment of Lender as each Borrower's attorney and each and every one of Lender's rights and powers, being coupled with an interest, are irrevocable as long as any Obligations are outstanding. Lender agrees not to exercise the power granted in Section 11.2(b) prior to the
                                            ---------------
occurrence of an Event of Default and agrees not to exercise the power granted in Section 11.2(c) and (d) prior to notification of any Borrower of its intent
   -----------------------
to do so, but such limitations do not limit the effectiveness of such power of attorney at any time. Any person dealing with Lender shall be entitled to rely conclusively on any written or oral statement of Lender that this power of attorney is in effect.

          Section 11.3. Expenses Secured All expenses, including reasonable attorneys fees, incurred by Lender in the exercise of its rights and remedies provided in this Agreement, in the other Loan Documents or by law (including but not limited to in any proceeding for collection hereof in any bankruptcy or probate mater or case) shall be payable by each Borrower to Lender, shall be part of the Obligations, and shall be secured by the Collateral.

          Section 11.4. Equitable Relief Each Borrower recognizes that in the event any Borrower fails to perform, observe, or discharge any of its Obligations or liabilities under this Agreement, no remedy of law will provide adequate relief to Lender, and each Borrower agrees that Lender shall be entitled to temporary and permanent injunctive relief in any such case without the necessity of proving actual damages.

          Section 11.5. Remedies Are Cumulative No remedy set forth herein is exclusive of any other available remedy or remedies, but each is cumulative and in addition to every other right or remedy given under this Agreement or under any other agreement between Lender and any Borrower or now or hereafter existing at law or in equity or by statute. Lender may pursue its rights and remedies concurrently or in any sequence, and no exercise of one right or remedy shall be deemed to be an election. No delay by Lender shall constitute a waiver, election or acquiescence by it. Lender's failure to exercise any of its rights or remedies hereunder will not waive any of Lender's rights or remedies as to any past, current or future Event of Default.

          Section 11.6 Setoff Upon the occurrence and during the continuance of any Event of Default, Lender may, and is hereby authorized to, at any time and from time to time without notice to any Borrower (any such notice being expressly waived by each Borrower), and to the fullest extent permitted by law, set off and apply any and all deposits at any time held and other indebtedness at any time owing by Lender to any Borrower against any and all Obligations, irrespective of whether or not Lender shall have made any demand under this Agreement and although such Obligations may be contingent or unmatured subject to Section 2.15(b). Lender agrees to promptly notify any Borrower after any such set-off and application made by Lender but its failure so to do shall not in any way limit or impair such right.

          Section 11.7 Sale or Other Disposition of Collateral. The sale, lease or other disposition of the Collateral, or any part thereof, by Lender after an Event of Default may be for cash, credit or any combination thereof, and Lender may purchase all or any part of the Collateral at public or, if permitted by law, private sale, and in lieu of actual payment of such purchase price, may set-off the amount of such purchase price against the Obligations then owing. Any sales of the Collateral may be adjourned from time to time with or without notice. Lender may cause the Collateral to remain on any Borrower's or any of its subsidiary's premises or otherwise or to be removed and stored at premises owned by other Persons, at each Borrower's expense, pending sale or other disposition of the Collateral. Each Borrower and each of its subsidiaries, at Lender's request, shall assemble the Collateral consisting of inventory and tangible assets and make such assets available to Lender at a place to be designated by Lender. Lender shall have the right to conduct such sales on any Borrower's or any such subsidiary's premises, at such Borrower's expense, or elsewhere, on such occasion or occasions as Lender may see fit. Any notice required to be given by Lender of a sale, lease or other disposition or other intended action by Lender with respect to any of the Collateral which is deposited in the United States mail, postage prepaid and duly addressed to any Borrower and Guarantor at the address specified in Section 13.5 below, at least
                                                   ------------
five (5) business days prior to such proposed action, shall constitute fair and reasonable notice to any Borrower of any such action. The net proceeds realized by Lender upon any such sale or other disposition, after deduction for the expenses of retaking, holding, storing, transporting, preparing for sale, selling or otherwise disposing of the Collateral incurred by Lender in connection therewith and all other costs and expenses related thereto including reasonable attorney fees, shall be applied in such order as Lender, in its sole discretion, elects, toward satisfaction of the Obligations. Lender shall account to each Borrower for any surplus realized upon such sale or other disposition, and each Borrower and Guarantor shall remain liable for any deficiency. The commencement of any action, legal or equitable, or the rendering of any judgment or decree for any deficiency shall not affect Lender's security interest in the Collateral. Each Borrower and Guarantor agrees that Lender has no obligation to preserve rights to the Collateral against any other parties. Lender is hereby granted a license or other right to use, after an Event of Default, without charge, any Borrower's or any of its subsidiary's labels, general intangibles, intellectual property, equipment, real estate, patents, copyrights, rights of use of any name, trade secrets, trade names, trademarks, service marks and advertising matter, or any property of a similar nature, as it pertains to the Collateral, in completing production of, advertising for sale and selling any inventory or other Collateral and any Borrower's and its subsidiaries' rights under all contracts, licenses, approvals, permits, leases and franchise agreements shall inure to Lender's benefit. Lender shall be under no obligation to marshal any assets in favor of any Borrower or any Guarantor or any other party or against or in payment of any or all of the Obligations.

          Section 11.8. Waivers. In connection with any proceedings under the Loan Documents, including without limitation any action by Lender in replevin, foreclosure or other court process or in connection with any other action related to the Loan Documents or the transactions contemplated hereunder, each Borrower waives:

          (a) all procedural errors, defects and imperfections in such proceedings;

          (b) all benefits under any present or future laws exempting any property, real or personal, or any part of any proceeds thereof from attachment, levy or sale under execution, or providing for any stay of execution to be issued on any judgment recovered under any of the Loan Documents or in any replevin or foreclosure proceeding, or otherwise providing for any valuation, appraisal or exemption;

          (c) presentment for payment, demand, notice of demand, notice of non-payment, protest and notice of protest of any of the Loan Documents, including the Note;

          (d) any requirement for bonds, security or sureties required by statute, court rule or otherwise;

          (e) any demand for possession of Collateral prior to commencement of any suit; and

          (f) all rights to claim or recover attorneys' fees and costs in the event that Borrower or any Guarantor is successful in any action to remove, suspend or enforce a judgment entered by confession.

          Section 11.9 Forbearance. Lender may release, compromise, forbear with respect to, waive, suspend, extend or renew any of the terms of the Loan Documents, without notice to any Borrower or Guarantor.

          Section 11.10. Limitation on Liability. Each Borrower and Guarantor shall be responsible for and Lender is hereby released from any claim or liability in connection with:

          (a)  Safekeeping any Collateral;

          (b)  Any loss or damage to any Collateral;

          (c)  Any diminution in value of the Collateral; or

          (d)  Any act or default of another Person.

Lender shall only be liable for any act or omission on its part constituting willful misconduct and gross negligence. In the event that Lender breaches its required standard of conduct, each Borrower and Guarantor agrees that its liability shall be only for direct damages suffered and shall not extend to consequential or incidental damages. In the event any Borrower or any Guarantor brings suit against Lender in connection with the transactions contemplated hereunder and Lender is found not to be liable, said Borrower and Guarantor will indemnify and hold Lender harmless from all costs and expenses, including reasonable attorney's fees, incurred by Lender in connection with such suit. This Agreement is not intended to obligate Lender to take any action with respect to the Collateral or to incur expenses or perform any obligation or duty of any Borrower.

                                  SECTION 12
                                   INDEMNITY
                                   ---------

          Section 12.1. General Indemnity Each Borrower shall protect, indemnify and defend and save harmless Lender and its directors, officers, agents and employees from and against any and all loss, cost, liability (including negligence, tort and strict liability), expense, damage, suits or demands (including fees and disbursements of counsel) on account of any suit or proceeding before any Governmental Authority which arises from the transactions contemplated in this Agreement, any other Loan Document or otherwise arising in connection with or relating to the Loan and any security therefor, unless such suit, claim or damages are caused by the gross negligence or intentional malfeasance of Lender or its directors, officers, agents or employees. Upon receiving knowledge of any suit, claim or demand asserted by a third-party that Lender believes is covered by this indemnity, Lender shall give Borrowers timely notice of the matter and an opportunity to defend it, at each Borrower's sole cost and expense, with legal counsel acceptable to Lender. Lender may, at its option, also require each Borrower to so defend the matter. The obligations of any Borrower hereunder shall survive the termination of this Agreement and repayment of the Obligations.

                                  SECTION 13
                                 MISCELLANEOUS
                                 -------------

          Section 13.1. Delay and Waiver No delay or omission to exercise any right by Lender shall impair any such right or be a waiver thereof, but any such right may be exercised from time to time and as often as may be deemed expedient. A waiver on one occasion shall be limited to that particular occasion.

          Section 13.2. Complete Agreement This Agreement and the Schedules and Exhibits hereto are the complete agreement of the parties hereto and supersede all previous understandings relating to the subject matter hereof. This Agreement may be amended only by an instrument in writing that explicitly states that it amends this Agreement and is signed by the party against whom enforcement of the amendment is sought. This Agreement may be executed in counterparts, each of which will be an original and all of which will constitute a single agreement.

          Section 13.3. Severability; Headings If any part of this Agreement or the application thereof to any Person or circumstance is held invalid, the remainder of this Agreement shall not be affected thereby. The section headings herein are included for convenience only and shall not be deemed to be a part of this Agreement.

          Section 13.4. Binding Effect This Agreement shall be binding upon and inure to the benefit of the respective legal representatives, successors and assigns of the parties hereto; however, no Borrower may assign any of its rights or delegate any of its Obligations hereunder. Any such assignment or delegation by any Borrower shall be void. Lender (and any subsequent assignee) may transfer and assign this Agreement and any other Loan Document and deliver the Collateral to the assignee, who shall thereupon have all of the rights and responsibilities of Lender; and Lender (or such subsequent assignee who in turn assigns as aforesaid) shall then be relieved and discharged of any responsibility or liability with respect to this Agreement, any other Loan Document and said Collateral subsequent to the effective date of such assignment.

          Section 13.5. Notices Any notices under or pursuant to this Agreement shall be deemed duly sent when delivered in hand or when mailed by registered or certified mail, return receipt requested, or when delivered by courier or when transmitted by telex, telecopy, or similar electronic medium to the following addresses:

          To Borrowers:  c/o Occupational Health + Rehabilitation Inc
                         175 Derby Street, Suite 36
                         Hingham, MA 02043
                         Attention:  John Garbarino
                         Telephone:  (781) 741-5175
                         Telecopier: (781) 741-5499


          To Lender:     DVI Business Credit Corporation
                         4041 MacArthur Blvd., Suite 401
                         Newport Beach, CA 92660
                         Attention:  Cynthia J. Cohn
                                     Executive Vice President
                         Telephone:  (949) 474-6100
                         Telecopier: (949) 474-6199

     Either party may change such address by sending notice of the change to the other party; such change of address shall be effective only upon actual receipt of the notice by the other party.

          Section 13.6. Press Releases and Public Announcements No party hereto shall issue any press release or make any public announcement relating to the subject matter of this Agreement or the other Loan Documents without the prior written approval of the other party to this Agreement; provided, however, that any party may make any public disclosure it believes in good faith is required by applicable law.

          Section 13.7. Miscellaneous All payments and amounts due hereunder by any Borrower shall be made or be payable without set-off or counterclaim and shall be made to Lender on the date in lawful money of the United States of America which shall be legal tender in payment of all debts and dues, public and private, at time of payment. Time is of the essence regarding each Borrower's performance of its obligations to Lender notwithstanding any course of dealing or custom on Lender's part to grant extensions of time. Each Borrower's liability under this Agreement is direct and unconditional and will not be affected by the release or nonperfection of any security interest granted hereunder; the substitution of any security for the Obligations; the release of any Person liable for the Obligations; or any extensions of time, renewals or waivers hereunder; to all of which Borrower hereby consents. Lender will have the right to refrain from or postpone enforcement of this Agreement or any other Loan Documents without prejudice and the failure to strictly enforce the Loan Documents will not be construed as having created a course of dealing between Lender and any Borrower contrary to the specific terms of the Loan Documents or as having modified, released or waived the same. The express terms of this Agreement and the other Loan Documents will not be modified by any course of dealing, usage of trade, or custom of trade which may deviate from the terms hereof.

          Section 13.8. Governing Law ALL ACTS AND TRANSACTIONS HEREUNDER AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HERETO SHALL BE GOVERNED, CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF CALIFORNIA, WITHOUT GIVING EFFECT TO CONFLICTS OF LAW PRINCIPLES.

          Section 13.9. Waiver of Trial by Jury LENDER AND EACH BORROWER HEREBY WAIVE THE RIGHT TO TRIAL BY JURY OF ANY MATTERS ARISING OUT OF THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS OR THE RELATIONSHIP BETWEEN LENDER AND EACH BORROWER.

          Section 13.10 Waiver of Punitive and Exemplary Damages EACH BORROWER AND LENDER HEREBY IRREVOCABLY WAIVES ANY RIGHT TO CLAIM ANY EXEMPLARY OR PUNITIVE DAMAGES.

          Section 13.11. Submission to Jurisdiction.

          (a) EACH BORROWER HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF ANY CALIFORNIA OR FEDERAL COURT SITTING IN ORANGE COUNTY, CALIFORNIA, OVER ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT. EACH BORROWER HEREBY AGREES THAT SERVICE OF COPIES OF SUMMONS AND COMPLAINTS AND ANY OTHER PROCESS WHICH MAY BE SERVED IN ANY ACTION OR PROCEEDING ARISING HEREUNDER MAY BE MADE BY MAILING OR DELIVERING A COPY OF SUCH PROCESS BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO ANY BORROWER AT ITS ADDRESS SET FORTH AT SECTION 13.5.
                                                                   ------------

          (b) NOTHING IN THIS SECTION SHALL AFFECT THE RIGHT OF LENDER TO SERVE LEGAL PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR AFFECT THE RIGHT OF LENDER

TO BRING ANY ACTION OR PROCEEDING AGAINST ANY BORROWER OR ANY OF ITS PROPERTIES IN THE COURTS OF OTHER JURISDICTIONS TO THE EXTENT OTHERWISE PERMITTED BY LAW.

          (c) TO THE EXTENT THAT ANY BORROWER HAS OR HEREAFTER MAY ACQUIRE (i) ANY IMMUNITY FROM JURISDICTION OF ANY COURT OF CALIFORNIA OR ANY FEDERAL COURT SITTING IN ORANGE COUNTY, CALIFORNIA OR FROM ANY LEGAL PROCESS OUT OF ANY SUCH COURT (WHETHER THROUGH SERVICE OR NOTICE, ATTACHMENT PRIOR TO JUDGMENT, ATTACHMENT IN AID OF EXECUTION, EXECUTION OR OTHERWISE) WITH RESPECT TO ITSELF OR ITS PROPERTY, OR (ii) ANY OBJECTION TO THE LAYING OF THE VENUE OR OF AN INCONVENIENT FORUM OF ANY SUIT, ACTION OR PROCEEDING, IF BROUGHT IN CALIFORNIA OR FEDERAL COURT SITTING IN ORANGE COUNTY, CALIFORNIA UNDER PROCESS SERVED IN ACCORDANCE WITH SUBSECTION (a) ABOVE, EACH BORROWER HEREBY IRREVOCABLY WAIVES
                --------------
SUCH IMMUNITY OR OBJECTION IN RESPECT OF ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE LOANS.

THIS AGREEMENT SHALL BECOME EFFECTIVE ONLY UPON WRITTEN ACCEPTANCE BY LENDER.

     IN WITNESS WHEREOF, Borrowers and Lender have executed this Agreement by their duly authorized officers as of the date first above written.

THIS AGREEMENT CONTAINS JURY TRIAL WAIVER AND EXEMPLARY AND PUNITIVE DAMAGES WAIVER PROVISIONS

LENDER:

DVI BUSINESS CREDIT CORPORATION

By:    ________________________________
Print Name: ___________________________
Title: ________________________________


BORROWER:

OCCUPATIONAL HEALTH + REHABILITATION INC               CM OCCUPATIONAL HEALTH,
                                                       LIMITED LIABILITY COMPANY
                                                       By: Occupational Health + Rehabilitation Inc
                                                       Its Member and Manager

By:    ________________________________                By:    ________________________________
Print Name: ___________________________                Print Name: ___________________________
Title: ________________________________                Title: ________________________________


OHR-SSM, LLC                                           OCCUPATIONAL HEALTH
                                                       CONNECTION, LLC
By: Occupational Health + Rehabilitation Inc           By: Occupational Health + Rehabilitation Inc
Its Member and Manager                                 Its Member and Manager

By:    ________________________________                By:    ________________________________
Print Name: ___________________________                Print Name: ___________________________
Title: ________________________________                Title: ________________________________

                                   Exhibits

1.1    Liens

4.2    Mergers and Consolidations

4.3    Purchases of Assets Outside Ordinary Course of Business

4.4    Medicare/Medicaid Numbers

5.1    Locations of Corporate Headquarters and Locations of Records

6.1    Contracts

8.6    Litigation and Proceedings

8.13   Capital Structure

9.12   Permitted Distributions

C      Borrowing Base Report

Copies of the Exhibits are available upon request to the Corporate Secretary at Occupational Health + Rehabilitation Inc, 175 Derby Street, Suite 36, Hingham, MA 02043